UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Petrohawk Energy Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Petrohawk Energy Corporation

1000 Louisiana, Suite 5600

Houston, Texas 77002

Telephone (832) 204-2700

Annual meeting of stockholders

to be held on May 20, 2010

April 16, 2010

Dear Stockholder:

You are cordially invited to attend Petrohawk Energy Corporation’s 2010 annual meeting of stockholders on Thursday, May 20, 2010, at 10:00 a.m., Central Daylight Time, to be held at the Cottonwood Room, 3rd floor, Hyatt Regency Houston, 1200 Louisiana Street, Houston, Texas 77002.

The enclosed notice of annual meeting and the proxy statement describe the matters to be acted upon during the meeting. In addition, there will be a report on the state of Petrohawk’s business and an opportunity for you to ask questions of Petrohawk’s management.

You may vote your shares by submitting a proxy by Internet, by telephone, or by completing, signing, dating and returning the enclosed proxy card or by voting your shares in person at the meeting. The proxy card describes your voting options in more detail. If you need assistance, please contact Joan Dunlap, Vice President—Investor Relations, at (832) 204-2700. Our annual report to the stockholders including our annual report on Form 10-K for the fiscal year ended December 31, 2009 also accompanies the proxy statement.

The annual meeting gives us an opportunity to review Petrohawk’s results and discuss the steps Petrohawk has taken to position itself for the future. We appreciate your ownership of Petrohawk common stock, and I hope you will be able to join us at the annual meeting.

Sincerely,

Floyd C. Wilson

Chairman of the Board of Directors

and Chief Executive Officer

Petrohawk Energy Corporation

1000 Louisiana, Suite 5600

Houston, Texas 77002

Telephone (832) 204-2700

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 20, 2010

Notice is hereby given that the annual meeting of stockholders of Petrohawk Energy Corporation will be held on Thursday, May 20, 2010 at 10:00 a.m., Central Daylight Time, at the Cottonwood Room, 3rd floor, Hyatt Regency Houston, 1200 Louisiana Street, Houston, Texas 77002 for the following purposes:

1.	To elect four directors to our board of directors to serve as Class III directors in accordance with our bylaws;

2.	To ratify the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as our independent registered public accountants for the fiscal year ending December 31, 2010; and

3.	To transact such other business as may properly come before the annual meeting or any adjournment thereof.

The board of directors has approved the close of business on March 31, 2010, as the record date for determining the stockholders of Petrohawk entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the meeting. A complete list of our stockholders entitled to vote at the meeting will be available for examination at our offices in Houston, Texas during ordinary business hours for a period of ten (10) days prior to the meeting.

All stockholders are cordially invited to attend the meeting. Whether or not you expect to attend the annual meeting in person, please submit a proxy as soon as possible. In order to submit a proxy, please call the toll-free number listed on the enclosed proxy card, use the Internet as described on the enclosed proxy card, or complete, date and sign the enclosed proxy card and return it in the enclosed envelope, which requires no additional postage if mailed in the United States. If you attend the meeting, and if you so choose, you may withdraw your proxy and vote in person. If your shares are held in “street name” by your broker or other nominee, only that holder can vote your shares and the vote cannot be cast for the election of directors unless you provide instructions to your broker. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Please review the proxy statement accompanying this notice for more complete information regarding the matters to be voted on at the meeting. You may revoke your proxy at any time before it is voted.

By order of the Board of Directors of

Petrohawk Energy Corporation:

Floyd C. Wilson

Chairman of the Board of Directors

and Chief Executive Officer

April 16, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE 2010 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2010.

Petrohawk’s Proxy Statement for the 2010 Annual Meeting of Stockholders, the Annual Report to Stockholders for the fiscal year ended December 31, 2009 and the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 are available at http://www.petrohawk.com.

i

Petrohawk Energy Corporation

1000 Louisiana, Suite 5600

Houston, Texas 77002

Telephone (832) 204-2700

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 20, 2010

GENERAL INFORMATION

These proxy materials are furnished to you in connection with the solicitation of proxies by the board of directors of Petrohawk Energy Corporation, a Delaware corporation (referred to in this proxy statement as Petrohawk, the Company, we, us, or our) for the annual meeting of our stockholders to be held on Thursday, May 20, 2010, at 10:00 a.m., Central Daylight Time, at the Cottonwood Room, 3rd floor, Hyatt Regency Houston, 1200 Louisiana Street, Houston, Texas 77002. The proxies also may be voted at any adjournments or postponements of the annual meeting.

This proxy statement, together with our annual report to the stockholders including our annual report on Form 10-K for the year ended December 31, 2009, are being mailed on or about April 16, 2010 to holders of record of our common stock as of March 31, 2010. The specific proposals to be considered and voted upon at the annual meeting are summarized in the notice of annual meeting of stockholders. Each proposal is described in more detail in this proxy statement.

Voting and Revocation of Proxies

If you provide specific voting instructions, your shares will be voted as you instruct. Whether you hold shares directly as a stockholder of record, or beneficially in street name, you may direct how your shares are voted at the annual meeting. If you are a stockholder of record, you may vote by submitting a proxy or by voting in person at the annual meeting, and if you hold your shares in street name, you may vote by submitting voting instructions to your broker or trustee or nominee. You may cast your vote by proxy as follows:

•	By Internet – you may vote using the Internet and voting at the website listed on the enclosed proxy/voting instruction card, or the “proxy card”;

•	By telephone – you may vote by using the toll-free telephone number listed on the enclosed proxy card; or

•	By mailing the proxy card – you may vote by completing, signing, dating and mailing the enclosed proxy card in the enclosed pre-addressed postage-paid envelope.

Unless you otherwise direct in your proxy, the individuals named in the proxy card will vote the shares represented by such proxy FOR each of the board nominees named herein (Proposal 1) and FOR the ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accountants (Proposal 2).

If you hold your shares in street name, please refer to the proxy card forwarded by your bank, broker, or other nominee to see which voting options are available to you and directions on how to vote. If you vote by Internet or by telephone, you need not return your proxy card. Proxies granted by telephone or over the Internet, in accordance with the procedures set forth on the proxy card, will be valid under Delaware law.

If you sign the proxy card of your broker, trustee or other nominee but do not provide instructions, your shares will not be voted unless your broker, trustee or other nominee has discretionary authority to vote. When a broker, trustee, or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have authority to vote in the absence of timely instructions from the beneficial owner, this is referred to as a “broker non-vote.” The New York Stock Exchange, or the NYSE, permits brokers to have discretionary authority to vote the shares of a beneficial owner in the ratification of Deloitte as our independent registered public accountants. NYSE rules have recently been amended so that brokers no longer have discretionary voting authority with respect to the election of directors. It is therefore very important that you indicate on the proxy card of your broker how you want your shares to be voted in the election of the four nominees named in this proxy statement.

The board of directors is not aware of any business to be brought before the annual meeting other than as indicated in the notice of annual meeting of stockholders. If other matters do come before the meeting, the persons named in the proxy card will vote the shares represented by the proxy in his or her best judgment.

Revocation of Proxy. A proxy may be revoked by a stockholder at any time prior to it being voted by:

•	delivering a revised proxy (by one of the methods described above) bearing a later date;

•	voting in person at the annual meeting; or

•	notifying our Secretary of the revocation in writing at our address set forth above in time to be received before the annual meeting.

Attendance at the meeting alone will not effectively revoke a previously executed and delivered proxy. If a proxy is properly executed and is not revoked by the stockholder, the shares it represents will be voted at the meeting in accordance with the instructions from the stockholder. If the proxy card is signed and returned without specifying choices, the shares will be voted in accordance with the recommendations of our board of directors.

If your shares are held in an account at a broker or other nominee, you should contact your broker or other nominee to change your vote.

Record Date and Vote Required for Approval. The record date with respect to this solicitation is March 31, 2010. All holders of record of our common stock as of the close of business on March 31, 2010 are entitled to vote at the annual meeting and any adjournment or postponement thereof for which a new record date has not been established. As of March 31, 2010, we had 302,189,825 shares of common stock outstanding. Each share of common stock is entitled to one vote. Our stockholders do not have cumulative voting rights. In accordance with our bylaws, the holders of a majority of the outstanding shares of our common stock entitled to vote, represented in person or by proxy, shall constitute a quorum at the annual meeting. If a quorum is not present at the annual meeting, a vote for adjournment will be taken among the stockholders present or represented by proxy. If a majority of the stockholders present or represented by proxy vote for adjournment, it is our intention to adjourn the meeting until a later date and to vote proxies received at such adjourned meeting. The place and date to which the annual meeting would be adjourned would be announced at the meeting, but would in no event be expected to be more than 30 days after the date of the annual meeting.

Assuming that a quorum is present, the affirmative vote of a plurality of the votes cast is required for the election of directors at the annual meeting. This means that the director nominees receiving the most affirmative votes are elected for the available board positions. Any shares not voted (whether by withholding the vote, broker non-vote or otherwise) have no impact in the election of directors, except to the extent that the failure to vote for an individual results in another candidate receiving a larger number of votes.

Delaware law and our bylaws provide that, on all matters other than the election of directors (except to the extent otherwise required by our certificate of incorporation or applicable law) the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter is required for approval. Therefore, the ratification of the appointment of Deloitte as our independent registered public accountants requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote on the matter.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals, including the election of directors, although they may vote their clients’ shares on the ratification of the appointment of Deloitte as our independent registered public accountants. While broker non-votes are counted for the purposes of obtaining a quorum for the meeting, in tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote. Thus, assuming that a quorum is obtained, broker non-votes will not affect either the outcome of the election of directors, which requires a plurality vote, or the ratification of the appointment of Deloitte as our independent registered public accountants, which requires the affirmative vote of a majority of the shares present and entitled to vote. Abstentions are counted as “shares present” at the meeting for purposes of determining the presence of a quorum and entitled to vote with respect to any matters being voted upon at the meeting. Abstentions will have no effect on the outcome of the election of directors, but with respect to the ratification of the appointment of Deloitte as our independent registered public accountants, an abstention will operate to prevent the approval of such proposal to the same extent as a vote against such proposal.

Proxy Solicitation. We will bear all costs relating to the solicitation of proxies. We have retained Georgeson Inc. to aid in the solicitation of proxies, at an estimated cost of $7,500 plus reimbursement of out-of-pocket expenses, custodial charges in connection with payment by Georgeson of charges of brokers and banks on our behalf, and additional charges which may be incurred in connection with the solicitation of proxies by telephone. Proxies may also be solicited by officers, directors and employees personally, by mail, or by telephone, facsimile transmission or other electronic means. On request, we will pay brokers and other persons holding shares of stock in their names or in those of their nominees, which in each case are beneficially owned by others, for their reasonable expenses in sending soliciting material to, and seeking instructions from, their principals.

Submission of Stockholder Proposals. The deadline for submitting stockholder proposals for inclusion in our 2011 proxy statement and form of proxy for our annual meeting in 2011 is December 17, 2010. See “Submission of Stockholder Proposals for Our 2011 Annual Meeting of Stockholders” below for additional information.

We will provide to any stockholder, without charge and upon the written request of the stockholder, a copy (without exhibits, unless otherwise requested) of our annual report on Form 10-K as filed with the United States Securities and Exchange Commission (the “SEC”) for our fiscal year ended December 31, 2009. Any such request should be directed to Joan Dunlap, Vice President—Investor Relations at 1000 Louisiana, Suite 5600, Houston, Texas 77002, telephone number: (832) 204-2700. The annual report to the stockholders accompanying this proxy statement including the annual report on Form 10-K for our fiscal year ended December 31, 2009 is not part of the proxy solicitation materials.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following sets forth beneficial ownership of our common stock by beneficial owners of more than five percent of our common stock as of March 31, 2010, based solely upon statements they have filed with the SEC pursuant to Sections 13(g) or 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”). Unless otherwise indicated, the named person below has the sole voting and dispositive powers with respect to the shares of our common stock set forth opposite such person’s name.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
FMR LLC 82 Devonshire Street Boston, Massachusetts 02109	36,515,403(1)	12.14%

Fidelity Management & Research Company and Edward C. Johnson 3d 82 Devonshire Street Boston, Massachusetts 02109	31,163,617 (2) (part of the 36,515,403 shares disclosed with respect to FMR LLC above)	10.36%*

BlackRock, Inc. 40 East 52 Street New York, NY 10022	24,869,721(3)	8.27%

Capital World Investors 333 Hope Street Los Angeles, CA 90071	18,420,000(4)	6.1%

*	Represents part of the percent of class disclosed with respect to FMR LLC in the row above.
(1)

According to, and based solely upon, Amendment No. 3 to Schedule 13G filed by FMR LLC with the SEC on February 16, 2010: FMR LLC has the sole power to vote or direct the vote with respect to 4,663,576 shares of Petrohawk common stock, and the sole power to direct the disposition of 36,515,403 shares of Petrohawk common stock. Various persons (other than FMR LLC) have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the 36,515,403 shares of Petrohawk common stock beneficially owned by FMR LLC. No one such person’s interest in Petrohawk common stock is more than five percent of the total number of Petrohawk common stock outstanding. Also see footnote 2.

(2)

According to, and based solely upon, Amendment No. 3 to Schedule 13G filed by FMR LLC with the SEC on February 16, 2010: Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 31,163,617 shares of Petrohawk common stock outstanding as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 (the “funds”). The funds have the sole power to dispose of the 31,163,617 shares owned by them.

Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds to which Fidelity acts as investment advisor, each has sole power to dispose of the 36,515,403 shares owned by these funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B shares of common stock of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Amendment No. 3 to Schedule 13G filed by FMR LLC with the SEC on February 16, 2010 indicates that neither FMR LLC nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds’ Boards of Trustees. Strategic Advisers, Inc., a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, provides investment advisory services to individuals. As such, FMR LLC’s beneficial ownership includes 8,555 shares, or 0.003%, of our outstanding common stock, beneficially owned through Strategic Advisers, Inc. Pyramis Global Advisors, LLC (“PGALLC”), an indirect, wholly owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 590,840 shares, or 0.196%, of our outstanding common stock as a result of its serving as investment adviser to institutional accounts, non-U.S. mutual funds, or investment companies registered under Section 8 of the Investment Company Act of 1940 owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of PGALLC, each has sole dispositive power over 590,840 shares and sole power to vote or to direct the voting of 590,840 shares owned by the institutional accounts or funds advised by PGALLC as reported above. Pyramis Global Advisors Trust Company (“PGATC”), an indirect, wholly owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the

1934 Act, is the beneficial owner of 3,659,841 shares, or 1.217%, of our outstanding common stock as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of PGATC, each has sole dispositive power over 3,659,841 shares and sole power to vote or to direct the voting of 3,066,431 shares owned by the institutional accounts managed by PGATC as reported above. FIL Limited (“FIL”) and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FIL, which is a qualified institution under Rule 13d-1(b)(1)(ii) under the 1934 Act, is the beneficial owner of 1,092,550 shares, or 0.363%, of our outstanding common stock. Partnerships controlled predominantly by members of the family of Edward C. Johnson 3d, Chairman of FMR LLC and FIL, or trusts for their benefit, own shares of FIL voting stock with the right to cast approximately 47% of the total votes which may be cast by all holders of FIL voting stock. FMR LLC and FIL are separate and independent corporate entities, and their Boards of Directors are generally composed of different individuals. FMR LLC and FIL are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Securities Exchange Act of 1934 (the “1934” Act) and that they are not otherwise required to attribute to each other the “beneficial ownership” of securities “beneficially owned” by the other corporation within the meaning of Rule 13d-3 promulgated under the 1934 Act. Therefore, they are of the view that the shares held by the other corporation need not be aggregated for purposes of Section 13(d). However, FMR LLC filed the Schedule 13G on a voluntary basis as if all of the shares are beneficially owned by FMR LLC and FIL on a joint basis. Also see footnote 1. FIL has sole dispositive power over 1,092,550 shares owned by the International Funds. FIL has sole power to vote or direct the voting of 94,800 shares of our common stock held by the International Funds as reported above.

(3)

According to, and based solely upon, Schedule 13G filed by BlackRock, Inc. with the SEC on January 29, 2010: BlackRock, Inc. has the sole power to vote or direct the vote with respect to 24,869,721 shares of Petrohawk common stock, and the sole power to direct the disposition of 24,869,721 shares of Petrohawk common stock. Various persons (other than BlackRock, Inc.) have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the 24,869,721 shares of Petrohawk common stock beneficially owned by BlackRock, Inc. No one such person’s interest in Petrohawk common stock is more than five percent of the total number of Petrohawk common stock outstanding.

(4)

According to, and based solely upon, Schedule 13G filed by Capital World Investors with the SEC on February 10, 2010: BlackRock, Inc. has the sole power to vote or direct the vote with respect to 6,690,000 shares of Petrohawk common stock, and the sole power to direct the disposition of 18,420,000 shares of Petrohawk common stock. Capital World Investors is deemed to be the beneficial owner of 18,420,000 shares of Petrohawk common stock as a result of CRMC acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940.

OUR BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors

Our business and affairs are managed under the direction of our board of directors. Our bylaws specify that we shall not have less than one nor more than eleven directors. Our board currently has ten members, including Stephen P. Smiley, who was appointed to our board of directors on April 5, 2010. Under our bylaws, each director holds office until the annual stockholders’ meeting at which such director’s class is up for re-election and until the director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. Our certificate of incorporation provides that our board of directors is classified into three classes: Class I, Class II and Class III, each class having a three-year term of office. As discussed more fully below under “Proposal I—Election of Directors,” four of our current directors, Thomas R. Fuller, Robert G. Raynolds, Stephen P. Smiley and Christopher A. Viggiano have been nominated for reelection at our 2010 annual meeting because of the expiration of the term of their class, Class III, on our classified board of directors.

The following table sets forth the names and ages of all current directors, the positions and offices with us held by such persons, the years in which their current terms as directors expire and the length of their continuous service as a director:

Name	Director Since	Age	Position	Expiration of Term
Floyd C. Wilson	May 2004	63	Chairman of the Board and Chief Executive Officer	2011
James W. Christmas	July 2006	62	Vice Chairman of the Board	2012
Tucker S. Bridwell	May 2004	58	Director	2011
Thomas R. Fuller	March 2006	62	Director	2010
James L. Irish III	May 2004	65	Director	2012
Gary A. Merriman	July 2006	55	Director	2011
Robert G. Raynolds	July 2006	58	Director	2010
Stephen P. Smiley	April 2010	61	Director	2010
Robert C. Stone, Jr.	September 2000	61	Director	2012
Christopher A. Viggiano	July 2006	56	Director	2010

Floyd C. Wilson has served as our Chairman of the Board and Chief Executive Officer since May 25, 2004. At such time, he was President and Chief Executive Officer of PHAWK, LLC, an oil and natural gas company that he founded in June 2003. Mr. Wilson was the Chairman and Chief Executive Officer of 3TEC Energy Corporation, an oil and natural gas company with properties concentrated in East Texas and the Gulf Coast from August 1999 until its merger with Plains Exploration & Production Company in June 2003. In 1998, Mr. Wilson founded W/E Energy Company L.L.C., formerly known as 3TEC Energy Company L.L.C., to make investments in oil and natural gas properties and companies, and he served as its President until August 1999. Mr. Wilson began his career in the energy business in Houston, Texas in 1970 as a completion engineer. He moved to Wichita, Kansas in 1976 to start an oil and gas operating company, one of several private energy ventures which preceded the formation of Hugoton Energy Corporation in 1987, where he served as Chairman, President and Chief Executive Officer. In 1994, Hugoton completed an initial public offering and was merged into Chesapeake Energy Corporation in 1998.

The Nominating and Corporate Governance Committee, in reviewing and assessing Mr. Wilson’s contributions to the board, determined that his role as the Company’s Chief Executive Officer, his experience in the energy industry and his many years of service as a director and chief executive officer of oil and natural gas exploration and production companies provide significant contributions to the Company’s board of directors.

James W. Christmas has served as a director since July 12, 2006, effective upon the merger of KCS Energy, Inc. (“KCS”) into the Company. Mr. Christmas has served as Vice Chairman of the Board of Directors since July 12, 2006. He also serves on the Audit Committee and the Nominating and Corporate Governance Committee. He served as President and Chief Executive Officer of KCS from 1988 until April 2003 and Chairman of the Board and Chief Executive Officer of KCS until its merger into the Company. Mr. Christmas was a Certified Public Accountant in New York and was with Arthur Andersen & Co. from 1970 until 1978 before leaving to join National Utilities & Industries (NUI), a diversified energy company, as Vice President and Controller. He remained with NUI until 1988, when NUI spun out its unregulated activities that ultimately became part of KCS. As an auditor and audit manager, controller and in his role as CEO of KCS, Mr. Christmas was directly or indirectly responsible for financial reporting and compliance with SEC regulations, and as such has extensive experience in reviewing and evaluating financial reports, as well as in evaluating executive and board performance and in recruiting directors.

The Nominating and Corporate Governance Committee, in reviewing and assessing Mr. Christmas’s contributions to the board, determined that his prior experience as an executive and director and his past audit, accounting and financial reporting experience provide significant contributions to the Company’s board of directors.

Tucker S. Bridwell has served as a director since May 25, 2004 and currently serves on the Audit Committee. Mr. Bridwell has been the President of Mansefeldt Investment Corporation and the Dian Graves Owen Foundation since September 1997 and manages investments in both entities. He has been in the energy business in various capacities for over 26 years, focusing on oil and gas private equity and public oil and gas investments with extensive experience in managing both public and private energy companies. Mr. Bridwell is a Certified Public Accountant and has practiced public accountancy, specializing in oil and gas. He earned a Bachelor of Business Administration degree and a Master of Business Administration degree from Southern Methodist University. He has also served on the audit committees of numerous businesses and non-profit organizations. Currently, he serves on the board of directors and audit committees of Concho Resources, Inc. and First Financial Bankshares, Inc. Mr. Bridwell previously served as chairman of First Permian, LLC from 2000 until its sale to Energen Corporation in April 2002.

The Nominating and Corporate Governance Committee, in reviewing and assessing Mr. Bridwell’s contributions to the board, determined that his experience in accounting, investing and management provide significant contributions to the Company’s board of directors.

Thomas R. Fuller has served as a director since March 6, 2006. Mr. Fuller serves on Petrohawk’s Compensation Committee, Reserves Committee, and is the Chairman of the Nominating and Corporate Governance Committee. Mr. Fuller has been a principal of Diverse Energy Management Co. since December 1988, a private upstream acquisition, drilling and production company which also invests in other energy-related companies. Mr. Fuller has earned degrees from the University of Wyoming and the Louisiana State University School of Banking of the South and is a Registered Professional Engineer in Texas. He has 40 years of experience as a petroleum engineer, specializing in economic and reserves evaluation. He has served as an employee, officer, partner or director of various companies, including ExxonMobil, First City National Bank, Hillin Oil Co., Diverse Energy Management Co. and Rimco Royalty Partners. Mr. Fuller also has extensive experience in energy-related merger and acquisition transactions, having generated and closed over 90 producing property acquisitions during his career. As a primary lending officer to many independent energy companies, Mr. Fuller has extensive experience in analyzing and evaluating financial, business and operational strategies for energy companies.

The Nominating and Corporate Governance Committee, in reviewing and assessing Mr. Fuller’s contributions to the board, determined that his petroleum engineering and energy-related acquisitions and analytical experience provide significant contributions to the Company’s board of directors.

James L. Irish III has served as a director since May 25, 2004. Mr. Irish serves as the Company’s Chairman of the Audit Committee and as its Lead Director (our lead independent director). Mr. Irish served as a director of 3TEC Energy Corporation from 2002 until June 2003, and has served as an advisory director of EnCap Investments L.P. since October 2007. For over 30 years, until his retirement in December 2001, Mr. Irish practiced law with Thompson & Knight LLP, a Texas-based law firm that represents multinational and independent oil and gas companies, host government oil and gas companies, large utilities, private power plants, energy industry service companies, refineries, petrochemical companies, financial institutions, and multinational drilling contractors and construction companies. Mr. Irish’s practice specialized in the area of energy finance and focused on the representation of insurance companies, pension plan managers, foundations and other financial institutions with respect to their equity and debt oil and gas investments and their related legal, regulatory and structural issues. Mr. Irish has also represented energy companies in connection with project financings, joint ventures, master limited partnerships and similar matters and has represented banks and other financial institutions with issues of revolving credit, project, term and other oil and gas loans. Mr. Irish served as chair of the energy group of Thompson & Knight LLP and was its sole Vice President or Managing Partner for over ten years prior to his retirement. Mr. Irish has been named since 1987 in Corporate Law by The Best Lawyers in America and has been included as a Texas Super Lawyer by Texas Monthly in Energy & Natural Resources and Securities & Corporate Finance.

The Nominating and Corporate Governance Committee, in reviewing and assessing Mr. Irish’s contributions to the board, determined that his experience in legal, financial and transactional matters affecting oil and natural gas companies provide significant contributions to the Company’s board of directors.

Gary A. Merriman has served as a director since July 12, 2006, effective upon the merger of KCS into the Company. He serves as the Chairman of the Compensation Committee and as a member of the Nominating and Corporate Governance Committee. Mr. Merriman had served as a director of KCS since April 2005. Mr. Merriman retired from Conoco Inc. in 2002 after having begun his career in the oil and natural gas industry there in 1976 following graduation from Marietta College with a Bachelor of Science in Petroleum Engineering. He held various engineering and supervisory positions with Conoco, including as a production superintendent in West Texas and engineering manager for Conoco’s western Gulf of Mexico operations. In 1991, Mr. Merriman attended the Massachusetts Institute of Technology (MIT) as a Sloan Fellow, earning a Masters of Science in Management in 1992 and spent the following three years as a general manager of operations for Conoco in Aberdeen, Scotland. In 1995, Mr. Merriman was the President of Conoco Indonesia Inc. in Jakarta. In 1997, Mr. Merriman was the General Manager of the Rockies business unit in Denver for Conoco and in 1999, Mr. Merriman became the President of Exploration and Production for Conoco in the Americas with responsibilities for operations in the U.S. and South America.

The Nominating and Corporate Governance Committee, in reviewing and assessing Mr. Merriman’s contributions to the board, determined that his petroleum engineering background and operational and management experience in the oil and natural gas industry provide significant contributions to the Company’s board of directors.

Robert G. Raynolds has served as a director since July 12, 2006, effective upon the merger of KCS into the Company. He serves on the Company’s Reserves Committee. Mr. Raynolds is an exploration geologist with 35 years of experience in university teaching, with international applied-geological research experience in oil and gas exploration. He has been an independent consulting geologist for several major and independent oil and gas companies from 1992 until the present. After earning his PhD in geology at Dartmouth College, Mr. Raynolds taught on a Fulbright fellowship at the Center for Excellence in Geology at the University of Peshawar in Peshawar, Pakistan. He later taught at Dartmouth College and is currently an adjunct professor at the Colorado School of Mines. He has taught graduate level classes and seminars in structure, sequence stratigraphy and regional tectonics and undergraduate classes in remote sensing, stratigraphy of North America and field methods. He also instructs industry courses on sedimentation in extensional basins and stratigraphic analyses of regressive marine sequences. Mr. Raynolds has done geological field work and research in Europe, Africa, South America, and in Asia. He has exploration experience with Exxon and Amoco Production Companies involving exploration in Mexico, Australia, Pakistan, Egypt, Kenya, Burundi and Tanzania. Mr. Raynolds has domestic exploration experience that includes the Gulf Coast Tertiary, California onshore basins and Rocky Mountain basins and has initiated and conducted exploration in targeted shale gas plays in the Mancos, Lewis and Bearpaw shales of the Cretaceous Interior Seaway. He has extensive experience with log interpretation, subsurface mapping and correlation, 2-D and 3-D seismic interpretation, play analysis, field size distribution analysis and exploration strategy development. For the past ten years Mr. Raynolds has been a researcher and teacher at the Denver Museum of Nature & Science. Currently, his applied research has focused on groundwater resources and has included research in Bolivia and Argentina to investigate modern analogs to help define subtle stratigraphic controls on groundwater distribution in Colorado.

The Nominating and Corporate Governance Committee, in reviewing and assessing Mr. Raynolds’s contributions to the board, determined that his petroleum engineering and exploration experience provide significant contributions to the Company’s board of directors.

Stephen P. Smiley has served as a director since April 5, 2010. Mr. Smiley has been the Co-founder and President of Hunt Private Equity Group, Inc. since 1996. During his time at Hunt Private Equity Group, he has raised and managed a private equity fund to invest in leveraged buyouts and growth financings for various middle market companies. At Hunt Private Equity Group he is also responsible for managing relationships with institutional, family and individual investors, and for sourcing, evaluating, financing and managing the portfolio. Mr. Smiley also serves on the boards of Dynamex, Inc., a publicly traded company where he serves on the compensation, audit, governance and executive committees, Ginsey Holdings, Inc., where he serves on the audit committee, and Universal Companies, where he serves on the compensation and audit committees. Before he joined Hunt Private Equity Group, from 1991 to 1995 he co-founded and served as the chief executive officer of Cypress Capital Corporation where he raised and managed a multi-million dollar fund to invest in leveraged buyouts, industry consolidations and growth financings in the middle market. From 1989 to 1991 Mr. Smiley worked in the venture capital group at Citicorp/Citibank, N.A. Mr. Smiley holds a Master of Business Administration from the College of William and Mary and has 30 years of corporate finance and investing experience, and over 20 years of corporate governance experience.

The Nominating and Corporate Governance Committee, in reviewing and assessing Mr. Smiley’s nomination to the board, determined that his experience in investing and financial matters and corporate governance would provide significant contributions to the Company’s board of directors.

Robert C. Stone, Jr. has served as a director since September 2000. Mr. Stone is a member of the Company’s Audit Committee and Nominating and Corporate Governance Committee, and is the Chairman of the Reserves Committee. Mr. Stone formed ENG Energy Advisory, LLC in 2007 and serves as its managing member. ENG provides advisory and consulting services to independent exploration and production companies with emphasis on capital formation, corporate strategy and acquisition and divestiture of producing properties. Mr. Stone retired in June 2007 from his position as Senior Vice President/Manager of Energy Lending at Whitney National Bank in New Orleans, Louisiana, where he was employed since 2000. Prior to this position, Mr. Stone was Manager of Energy Technical Services, Energy/Maritime Division at Hibernia National Bank from 1998 to 2000, where he had evaluation responsibilities for all syndicated and direct lending to exploration and production industry clients. Mr. Stone has held senior management positions in energy banking for over 21 years. Mr. Stone began his banking career as an engineer with First National Bank of Commerce in New Orleans in 1983. Prior to that, Mr. Stone earned a Bachelor of Science in Industrial Engineering and a Masters of Engineering (Petroleum Option) from the University of Houston. During and after his graduate work he was a teaching fellow with assignments in Engineering Economics and Engineering Statistics. Upon graduation he worked for Exxon Company, USA (now ExxonMobil Corporation) for seven years in increasingly responsible technical positions relating to the economic evaluation of oil and gas reserves and the management of engineers involved in reservoir and subsurface engineering. He was also a Founding Governor of the City Energy Club of New Orleans and is involved with many civic organizations in New Orleans where he still resides.

The Nominating and Corporate Governance Committee, in reviewing and assessing Mr. Stone’s contributions to the board, determined that his experience in energy banking and finance provide significant contributions to the Company’s board of directors.

Christopher A. Viggiano has served as a director since July 12, 2006, effective upon the merger of KCS into the Company. Mr. Viggiano serves on the Company’s Audit Committee and the Compensation Committee. Mr. Viggiano had served as a director of KCS since 1988, serving on the Compensation Committee and as the Audit Committee Chairman from 1988 until the merger with Petrohawk in 2006. He has been President, Chairman of the Board and majority owner of O’Bryan Glass Corp. in Queens, New York since December 1991. Mr. Viggiano is a Certified Public Accountant and worked in public accounting as an auditor for Arthur Anderson & Co. from 1975 to 1984, where his audits included energy, pipeline and gas utility companies among many other industries. He also worked within Arthur Anderson’s merger and acquisition group from 1982 to 1984.

The Nominating and Corporate Governance Committee, in reviewing and assessing Mr. Viggiano’s contributions to the board, determined that his experience as an executive officer, a director of an exploration and production company and his past audit and acquisition experience provide significant contributions to the Company’s board of directors.

Committees of the Board

Our board has four standing committees: audit, compensation, nominating and corporate governance, and reserves. Actions taken by our committees are reported to the full board. Each committee conducts an annual evaluation of its duties and is expected to conduct an annual review of its charter. Each committee has authority to retain, set the compensation for, and terminate consultants, outside counsel and other advisers as that committee determines to be appropriate.

Audit Committee. The members of our audit committee are: James L. Irish III, Tucker S. Bridwell, James W. Christmas, Robert C. Stone, Jr., and Christopher A. Viggiano, with Mr. Irish serving as the chairman. The audit committee met on five occasions during 2009. Our board has determined that all members of our audit committee are financially literate within the meaning of SEC rules, under the current listing standards of the New York Stock Exchange, or NYSE, and in accordance with our audit committee charter. Our board has also determined that all members of the audit committee are independent, within the meaning of SEC and NYSE regulations for independence for audit committee members, under our corporate governance guidelines, and in accordance with our audit committee charter, and that each of Mr. Bridwell, Mr. Christmas, Mr. Stone and Mr. Viggiano qualifies as an “audit committee financial expert” under the NYSE rules, Item 407(d)(5) of Regulation S-K and in accordance with our audit committee charter. Our board of directors adopted an amended audit committee charter on December 8, 2008. See “Corporate Governance Matters—Director Independence” for more information on how we determine the independence of our directors.

The primary functions of our audit committee are to monitor internal accounting controls and financial reporting practices, review financial statements and related information, select and retain our independent registered public accountants, review and evaluate the performance, services, and fees of the independent registered public accountants, pre-approve all audit and permitted non-audit services to be provided by the independent registered public accountants, monitor the independence of the independent registered public accountants, and produce a report for inclusion in our proxy statement. Our independent registered public accountants report directly to the audit committee. Additionally, the audit committee discusses with management our earnings releases, including the use of pro-forma financial information, and the information and earnings guidance provided to analysts and rating agencies. The audit committee also reviews and discusses quarterly reports from our independent registered public accountants regarding critical accounting policies and practices, alternative treatments of financial information within generally accepted accounting principles, and other material written communication between our independent registered public accountants and management. See below in this proxy statement for a copy of our audit committee’s report for the 2009 fiscal year.

Compensation Committee. The members of our compensation committee are Gary A. Merriman, Thomas R. Fuller, and Christopher A. Viggiano, with Mr. Merriman serving as the chairman. This committee met six times during 2009. Our board of directors has determined that each of the current members of the compensation committee is a “non-employee director” in accordance with Rule 16b-3 of the 1934 Act and an “outside director” in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), as required in our compensation committee charter. Our board of directors has also determined that all members of the compensation committee who currently serve are “independent” pursuant to the NYSE rules and in accordance with our compensation committee charter. Our compensation committee is responsible for formulating and recommending to our board of directors the compensation to be paid to our executive officers and directors, and producing an annual report for inclusion in our proxy statement. The compensation committee also administers our stock option plans, including our 1999 Incentive and Nonstatutory Stock Option Plan, the 2004 Non-Employee Director Incentive Plan, the 2004 Petrohawk Plan, the Mission Resources Corporation 2004 Incentive Plan, the Mission Resources Corporation 1996 Stock Incentive Plan, the Mission Resources Corporation 1994 Stock Incentive Plan, the KCS Energy, Inc. 2001 Employees and Directors Stock Plan, and the KCS Energy, Inc. 2005 Employees and Directors Stock Plan. Our board of directors adopted an amended compensation committee charter on November 3, 2008. See “Executive Compensation—Compensation Discussion and Analysis—Overview of the Compensation Committee” for additional information on our compensation committee.

Compensation Committee—Interlocks and Insider Participation. See the “Compensation Committee Interlocks and Insider Participation” section of this proxy statement.

Compensation Discussion and Analysis. See the “Executive Compensation—Compensation Discussion and Analysis” section of this proxy statement.

Nominating and Corporate Governance Committee. The members of our nominating and corporate governance committee are James W. Christmas, Thomas R. Fuller, Robert C. Stone, Jr., and Gary A. Merriman, with Mr. Fuller serving as the chairman. The nominating and corporate governance committee met four times during 2009. Our board of directors has determined that all members of the nominating and corporate governance committee who currently serve are independent pursuant to the NYSE rules and in accordance with our nominating and corporate governance committee charter. The primary functions of the nominating and corporate governance committee are to recommend candidates to the board of directors as nominees for election at the annual meeting of stockholders or to fill vacancies as they may occur, and to perform an annual performance evaluation of the board of directors. This committee also reviews candidates suggested for nomination by the stockholders. Our board of directors adopted an amended nominating and corporate governance committee charter on February 18, 2010. With respect to procedures for stockholders to suggest candidates for consideration by the committee for the 2010 annual meeting of stockholders, see “Corporate Governance Matters—Nomination Process”, “Corporate Governance Matters—Stockholder Nomination Process” and “Submission of Stockholder Proposals for Our 2011 Annual Meeting of Stockholders”.

Reserves Committee. The members of our reserves committee are Robert C. Stone, Jr., Robert G. Raynolds, and Thomas R. Fuller, with Mr. Stone serving as the chairman. The reserves committee met on five occasions during 2009. Our board has determined that all members of our reserves committee are independent in accordance with our reserves committee charter. Our reserves committee has been formed to assist our board with oversight in the preparation by independent petroleum engineers of annual and any special reserve reports and/or audits of the estimated amounts of our consolidated hydrocarbon reserves and related information. The reserves committee retains the independent petroleum engineers who evaluate our hydrocarbon reserves and determines their independence from Petrohawk. Our board of directors adopted an amended reserves committee charter on February 27, 2007.

Membership and Meetings of the Board of Directors and its Committees. During 2009, ten meetings of our board of directors were held. Each director who served on our board during 2009 attended at least 75% of the total meetings of the board (during the period in which he was a director) and each committee on which he served (during the period that he served on that committee). Our directors also took action by unanimous written consent on three occasions. Information relating to current committee membership and the number of meetings of the full board and committees held in 2009 is summarized in the following table:

Name of Director	Board of Directors	Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee	Reserves Committee
Floyd C. Wilson	Chairman
James W. Christmas	Vice Chairman	Member	Member
Tucker S. Bridwell	Member	Member
Thomas R. Fuller	Member		Chairman	Member	Member
James L. Irish III	Member	Chairman
Gary A. Merriman	Member		Member	Chairman
Robert G. Raynolds	Member				Member
Robert C. Stone, Jr.	Member	Member	Member		Chairman
Christopher A. Viggiano	Member	Member		Member
Number of Meetings in 2009:	10	5	4	6	5

Corporate Governance Matters

Corporate Governance Web Page and Available Documents. We maintain a corporate governance page on our website at www.petrohawk.com where you can find the following documents:

•	our corporate governance guidelines;

•	our code of ethics for our Chief Executive Officer and senior financial officers;

•	our code of conduct; and

•	the charters of the audit, reserves, nominating and corporate governance, and compensation committees.

We will also provide a printed copy of these documents, without charge, to stockholders who request copies in writing from Joan Dunlap, Vice President—Investor Relations, Petrohawk Energy Corporation, 1000 Louisiana, Suite 5600, Houston, Texas 77002.

Director Independence. On March 13, 2007, our common stock began trading on the NYSE under the symbol “HK” and we became subject to the rules of NYSE applicable to NYSE listed companies, including the NYSE corporate governance rules. Prior to March 13, 2007, we were subject to the rules of NASDAQ applicable to NASDAQ listed companies, including the NASDAQ corporate governance rules.

The current listing standards of the NYSE require our board to affirmatively determine the independence of each director and to disclose such determination in the proxy statement for each annual meeting of our stockholders. The board, at its meeting held on February 18, 2010, affirmatively determined that each of Messrs. Bridwell, Christmas, Fuller, Irish, Merriman, Raynolds, Stone and Viggiano is an “independent director” with respect to Petrohawk under the independence standards of our corporate governance guidelines, adopted as of February 18, 2010 and described below, and under the corporate governance rules of the NYSE codified in Section 303A of the NYSE Listed Company Manual. Furthermore, the board has determined that our new director, Mr. Smiley, is also an “independent director” under the independence standards of our corporate governance guidelines and under the corporate governance rules of the NYSE.

Our board established the following standards for determining director independence in our corporate governance guidelines:

A majority of the directors on our board must be “independent”. No director qualifies as “independent” unless the board affirmatively determines that the director has no “material relationship” with Petrohawk, either directly, or as a partner, shareholder or officer of an organization that has a relationship with Petrohawk. A “material relationship” is a relationship that the board determines, after a consideration of all relevant facts and circumstances, compromises the director’s independence from management. Our board’s determination of independence must be consistent with all applicable requirements of the NYSE, the SEC, and any other applicable legal requirements. Our board may adopt specific standards or guidelines for independence in its discretion from time to time, consistent with those requirements. As set forth in the NYSE Listed Company Manual Section 303A.02, our board must consider the following factors that preclude a finding by the board of a member’s or prospective member’s “independence” from Petrohawk:

1.	A director who is, or who has been within the last three years, an employee of Petrohawk (including in each case subsidiaries or parent entities in a consolidated group), or an immediate family member who is, or has been within the last three years, an executive officer, of Petrohawk;

2.	A director who has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from Petrohawk, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service); provided, that, compensation received by a director for former service as an interim Chairman or CEO or other executive officer need not be considered in determining independence under this test, and compensation received by an immediate family member for service as an employee of Petrohawk need not be considered in determining independence under this test;

3.	(A) A director is a current partner or employee of a firm that is Petrohawk’s internal or external auditor; (B) a director who has an immediate family member who is a current partner of such a firm; (C) a director who has an immediate family member who is a current employee of such a firm and who participates in Petrohawk’s audit; or (D) a director or an immediate family member who was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on Petrohawk’s audit within that time;

4.	A director or an immediate family member who is, or who has been within the last three years, employed as an executive officer of another company where any of Petrohawk’s present executive officers at the same time serves or served on that company’s compensation committee; and

5.	A director who is a current employee, or an immediate family member who is a current executive officer, of a company that has made payments to, or received payments from, Petrohawk for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

For purposes of determining “independence” of a director based on the tests set forth above, among other things, the following applies:

A.	In applying the test in paragraph 5 above, both the payments and the consolidated gross revenues to be measured are those reported in the last completed fiscal year. The look-back provision for this test applies solely to the financial relationship between Petrohawk and the director or immediate family member’s current employer; Petrohawk is not required to consider former employment of the director or the immediate family member.

B.	For purposes of paragraph 5 above, contributions to tax exempt organizations are not considered “payments,” although Petrohawk still considers the “materiality” of any such relationship in determining the “independence” of a director.

C.	For purposes of determining “independence,” an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than a domestic employee) who shares such person’s home, and does not include individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.

Our corporate governance guidelines set forth our policy with respect to qualifications of the members of the board, the standards of director independence, director responsibilities, board meetings, director access to management and independent advisors, director orientation and continuing education, director compensation, chairman and CEO dual responsibilities, management evaluation and succession, annual performance evaluation of the board, and executive sessions.

As discussed above, our board determined that Mr. Irish is an “independent director” under our corporate governance guidelines and under NYSE rules. In determining that Mr. Irish is an “independent director,” our board considered that Mr. Irish is senior counsel to Thompson & Knight LLP, which we have engaged for the purpose of obtaining legal advice. In concluding that this relationship did not result in a material relationship between Petrohawk and Mr. Irish, our board considered, among other things, that Mr. Irish does not actively engage in the practice of law with Thompson & Knight LLP or participate in the management or profits of that firm.

Nomination Process. Our nominating and corporate governance committee reviews possible candidates for nomination to the board of directors and recommends candidates for nomination to the board for approval. The committee and the board have adopted guidelines that describe specific traits, abilities, and experience which the committee and the board consider in selecting candidates for nomination as directors. Although we do not have a formal diversity policy, among the standards and qualifications the committee and the board seek are individuals of high ethical character who share our values and who possess diverse backgrounds and experiences. The board is expected to have some members with specialized skills in the oil and gas exploration and development industry, including individuals with strong technical backgrounds. Absent special circumstances, we are generally of the view that the continuing service of qualified incumbents promotes stability and continuity in the board room, giving us the benefit of the familiarity and insight into our affairs that directors have accumulated during their tenure, while contributing to our board’s ability to work as a collective body. Accordingly, it is the general policy of the committee to nominate qualified incumbent directors who continue to satisfy the committee’s membership criteria, who the committee believes will continue to make important contributions to the board and who consent to stand for reelection and continue their service on the board. The nominating and corporate governance committee is responsible for assessing the appropriate mix of skills and characteristics required of directors in the context of perceived needs of the board at any given point in time and reviews and updates the criteria for nomination as they determine to be necessary.

Board Diversity. Our board of directors does not have a formal written policy with regard to the consideration of diversity in identifying director nominees. Our nominating and corporate governance committee charter, however, requires the committee to review the composition of the board as a whole and recommend, if necessary, measures to be taken so that our board not only contains the required number of independent directors, but also reflects the balance of knowledge, experience, skills, expertise, integrity, analytical ability and diversity as a whole that the committee deems appropriate. This review includes an assessment as to our board’s current and anticipated need for directors with specific qualities, skills, experience or backgrounds; the availability of highly qualified candidates; committee workloads and membership needs; and anticipated director retirements. Mr. Smiley, who was appointed as a director by our board of directors on April 5, 2010 and is a nominee for reelection at the 2010 annual meeting of stockholders, was recruited by our nominating and corporate governance committee to join our board of directors in light of the skills and experience he brings to the board. Although his addition does not enhance the racial or gender diversity of our board, consideration of all aspects of diversity will continue to be an important factor in identifying and recruiting future director candidates.

Stockholder Nomination Process. Our nominating and corporate governance committee considers suggestions from many sources, including management, directors, and stockholders regarding possible candidates for nomination to the board of directors. Any such suggestion by a stockholder should be submitted to the nominating and corporate governance committee in writing, c/o David S. Elkouri, Executive Vice President—General Counsel and Secretary, at 1000 Louisiana, Suite 5600, Houston, Texas, 77002. The information should include the name and address of the stockholder suggesting the individual as they appear on our books, the number and class of shares owned beneficially and of record by the stockholder, the suggested individual’s name and address, a description of all arrangements or understandings (if any) between the stockholder and the individual being suggested for the committee’s consideration, and the information about the individual being suggested that would be required to be included in a proxy statement filed with the SEC. The recommendation must be accompanied by the candidate’s written consent to being named in our proxy statement as a nominee for election to the board of directors and to serving as a director, if elected. The recommendation and the director candidate’s written consent must be provided to us for an annual meeting of stockholders in accordance with the provisions of “Submission of Stockholder Proposals for Our 2011 Annual Meeting of Stockholders” below and, if inclusion of the nominee in our proxy statement is requested, must otherwise comply with all the provisions set forth in Rule 14a-8 under the 1934 Act, and any other requirements of state law. We may also require any proposed nominee to furnish such other information as we or the committee may reasonably require to determine the eligibility of the nominee to serve as a director. For the deadline for stockholder suggestions of individuals to be considered by the committee for nomination as a candidate to be elected at the 2011 annual meeting of stockholders, see “Submission of Stockholder Proposals for Our 2011 Annual Meeting of Stockholders”. Candidates who have been suggested by stockholders are evaluated by the nominating and corporate governance committee in the same manner as are other candidates. Our nominating and corporate governance committee has not retained a third-party search firm to identify candidates, but may do so in the future in its discretion.

The nominating and corporate governance committee did not receive any stockholder recommendations for nomination to our board of directors in connection with this year’s annual meeting. The nominating and corporate governance committee has recommended Messrs. Fuller, Raynolds, Smiley and Viggiano, who are current Class III directors, for reelection as the term of their class is expiring on our classified board of directors.

Leadership Structure. Our board currently combines the role of chairman of the board with the role of Chief Executive Officer (“CEO”), and maintains a separate empowered lead independent director position to further strengthen our governance structure. Our board believes this provides an efficient and effective leadership model for the Company. Combining the chairman and CEO roles fosters clear accountability, effective decision-making and alignment on corporate strategy while reducing the potential for fractured leadership that can undermine successful implementation of policy.

Our board believes that the Company is strengthened by the chairmanship of Mr. Wilson, who provides strategic, operational and technical expertise, vision and a proven ability to lead the Company to the successes it has experienced. Under Mr. Wilson’s leadership, the Company has continued to reflect solid growth. Our board believes that, under the present circumstances, the interests of the Company and its stockholders are best served by the leadership and direction of Mr. Wilson as chairman and CEO. Our board recognizes that no single leadership model is right for all companies and at all times and that, depending on the circumstances, other leadership models, such as a separate independent chairman of the board, might be appropriate.

Our Lead Director (lead independent director), currently Mr. James L. Irish III, is elected annually by our board. Our Lead Director serves as a key component of our governance structure, subject to oversight by the independent members of our board. The Lead Director’s responsibilities and authority generally include:

•	presiding over all executive sessions of the independent or non-management directors and all other board meetings at which the Chairman is not present;

•	calling special meetings of the non-employee directors when necessary and appropriate;

•	coordinating the agenda for, and moderating, sessions of the board’s independent directors and other non-management directors;

•	serving as a liaison between the Chairman and the independent or non-management directors;

•	consulting with the Chairman to include and provide at meetings of the directors specific agenda items and additional materials suggested by independent board members;

•	approving the scheduling of regular and, where feasible, special meetings of the board to ensure that there is sufficient time for discussion of all agenda items;

•	facilitating communications among the other members of the board;

•	consulting with the chairs of the board committees and soliciting their participation to avoid diluting their authority or responsibilities; and

•	performing other duties as the board may from time to time delegate.

Our corporate governance guidelines currently provide that non-management directors must meet at regularly scheduled executive sessions without management. Our board has determined that all of our current “non-management” directors are independent directors under the NYSE rules. Our Lead Director, who is currently Mr. Irish and who is an independent and non-management director, presides over the executive sessions of our non-management directors. During 2009, our non-management directors held four executive sessions without management present, and Mr. Irish presided over each executive session.

Risk Oversight. It is the job of our Chief Executive Officer, Chief Financial Officer, General Counsel, and other members of our senior management to identify, assess, and manage our exposure to risk. Our board plays an important role in overseeing management’s performance of these functions. Our board of directors has approved the charter of its audit committee, which lists the primary responsibilities of the audit committee. Those responsibilities require the audit committee to discuss with management our major financial risk exposures and the steps management has taken to monitor and control such exposures, including the substance of any significant litigation, contingencies or claims that had, or may have, a significant impact on the financial statements. The audit committee is also required to discuss with management and review the mechanisms, guidelines and policies that govern the processes by which risk assessment and management are undertaken.

Each of the board’s other committees also oversees the management of risks that fall within such committee’s area of responsibility. Our compensation committee incorporates risk considerations, including the risk of loss of key personnel, as it evaluates the performance of our Chief Executive Officer and other executive officers, reviews management development and succession plans, and determines compensation structure and amounts. Our nominating and corporate governance committee focuses on issues and risks relating to board composition, leadership structures and corporate governance matters. The focus of our reserves committee is on the integrity of the process of selecting our independent petroleum engineers and whether reports prepared by our independent petroleum engineers are prepared in accordance with the accepted or required petroleum engineering standards.

Our board receives reports from its committees regarding the risks considered in their respective areas to ensure that our board has a broad view of our strategy and overall risk management process. In performing its risk oversight function, each committee has full access to management, as well as the ability to engage advisors. Each committee’s charter is posted on our web site on the Corporate Governance page of the “About” section at www.petrohawk.com.

Communications with the Board. Our stockholders may communicate concerns to any director, board committee or to the full board of directors by sending letters addressed to such directors, board committees or the full board of Petrohawk Energy Corporation at 1000 Louisiana, Suite 5600, Houston, Texas 77002, Attention: David S. Elkouri, Chief Ethics Officer. The Chief Ethics Officer will then, as appropriate, forward the communication to the intended director or directors, board committee or the full board of directors. If the stockholder wishes the communication to be confidential, then the communication should be provided in a form that will maintain confidentiality such as stamping the envelope and the contents as “confidential”.

Communications with the Non-Management Directors. Interested parties may communicate concerns to the non-management members of our board of directors by sending a communication to the Lead Director and chairman of the audit committee, James L. Irish III, 1722 Routh Street, Suite 1500, Dallas, Texas 75201. Mr. Irish will then forward such communication to all of our other non-management directors.

Directors’ Attendance at Stockholder Meetings. Our corporate governance guidelines provide that our directors are encouraged to attend annual meetings of our stockholders. All members of our board attended last year’s annual meeting of stockholders.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since the beginning of fiscal year 2009, there have been no transactions in excess of $120,000 between the Company and a related person in which the related person had a direct or indirect material interest.

RELATED PARTY TRANSACTION REVIEW POLICIES AND PROCEDURES

A transaction or series of similar transactions to which we are a party in which the amount involved exceeds $120,000 and involves a director, executive officer, 5% stockholder or any immediate family members of these persons is generally evaluated by a special committee of disinterested directors formed by our board of directors to evaluate such transactions. In addition, our code of conduct provides that every employee should disclose any material transaction or relationship that could reasonably be expected to give rise to a conflict of interest to our Chief Ethics Officer, David S. Elkouri, and every member of our board should disclose any material transaction or relationship that could be expected to give rise to a conflict of interest to the chairman of the audit committee. The audit committee has the authority to evaluate any such conflicts of interest and recommend actions to be taken by our board in connection with such conflicts of interest or to report the existence of any such conflicts of interest to the full board for it to take action.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires our directors, certain officers and holders of 10% or more of any class of our stock to report to the SEC, by a specified date, initial reports of ownership and reports of changes in ownership of our stock and other equity securities. To our knowledge based solely on a review of copies of reports filed under Section 16(a) during the 2009 fiscal year and furnished to us, our directors, executive officers and holders of 10% or more of our shares complied with these requirements with the following exceptions: (i) Mr. Holcombe, Mr. Latch, Ms. Obut and Mr. Stoneburner each filed two late Forms 4 relating to shares of our common stock withheld to satisfy withholding taxes applicable upon the vesting of restricted stock grants; (ii) Mr. Viggiano filed a late Form 4 upon learning of his son’s disposition of 100 shares of our common stock; and (iii) Mr. Fuller filed a late Form 4 in January 2009 relating to the open market purchase of 6,000 shares of our common stock in November 2008.

MANAGEMENT

The following table sets forth the names and ages of all of our executive officers, the positions and offices with us held by such persons and the months and years in which continuous service as officers began:

Name	Corporate Officer Since	Age	Position
Floyd C. Wilson	May 2004	63	Chairman of the Board and Chief Executive Officer
Mark J. Mize	July 2005	38	Executive Vice President—Chief Financial Officer and Treasurer
Richard K. Stoneburner	May 2004	56	President and Chief Operating Officer
Larry L. Helm	July 2004	62	Executive Vice President—Finance and Administration
Stephen W. Herod	May 2004	51	Executive Vice President—Corporate Development and Assistant Secretary
David S. Elkouri	August 2007	56	Executive Vice President—General Counsel and Secretary
H. Weldon Holcombe	March 2007	57	Executive Vice President—Mid-Continent Region
Charles W. Latch	November 2007	65	Senior Vice President—Western Region
Tina S. Obut	March 2007	45	Senior Vice President—Corporate Reserves
C. Byron Charboneau	March 2009	33	Vice President—Chief Accounting Officer and Controller
Joan W. Dunlap	July 2007	36	Vice President—Investor Relations
Charles E. Cusack III	May 2009	51	Vice President—Exploration

Our executive officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified. The following paragraphs contain certain information about each of our executive officers other than Mr. Wilson, whose biographical information is included under the heading “Our Board of Directors and its Committees—The Board of Directors” above.

Mark J. Mize has served as Executive Vice President—Chief Financial Officer and Treasurer since August 10, 2007. He served as Vice President, Chief Accounting Officer and Controller from July 2005 until August 10, 2007. Mr. Mize joined us on November 29, 2004 as Controller. Prior to joining us, he was the Manager of Financial Reporting of Cabot Oil & Gas Corporation, a public oil and gas exploration company, from January 2003 to November 2004. Prior to his employment at Cabot Oil & Gas Corporation, he was an Audit Manager with PricewaterhouseCoopers LLP from 1996 to 2002. Mr. Mize is a Certified Public Accountant.

Richard K. Stoneburner has served as President and Chief Operating Officer since September 8, 2009. Mr. Stoneburner previously has served as Executive Vice President—Chief Operating Officer from September 13, 2007 until September 8, 2009 and as Executive Vice President—Exploration from August 1, 2005, until September 13, 2007. Mr. Stoneburner served as Vice President—Exploration from May 25, 2004 until August 1, 2005. Prior to joining us, he was employed by PHAWK, LLC from its formation in June 2003 until May 2004. He joined 3TEC in August 1999 and was its Vice President—Exploration from December 1999 until its merger with Plains Exploration & Production Company in June 2003. Mr. Stoneburner was employed by W/ E Energy Company as District Geologist from 1998 to 1999. Prior to joining W/E Energy, Mr. Stoneburner worked as a geologist for Texas Oil & Gas, The Reach Group, Weber Energy Corporation, Hugoton Energy Corporation and, independently through his own company, Stoneburner Exploration, Inc. Mr. Stoneburner has over 31 years of experience in the energy business.

Larry L. Helm has served as Executive Vice President—Finance and Administration since August 1, 2007. Mr. Helm served as Vice President—Chief Administrative Officer from July 15, 2004 until August 1, 2005, and as Executive Vice President—Chief Administrative Officer from August 1, 2005 until August 2007. Prior to serving as an executive officer, Mr. Helm served on our board of directors for approximately two months. Mr. Helm was employed with Bank One Corporation from December 1989 through December 2003. Most recently Mr. Helm served as Executive Vice President of Middle Market Banking from October 2001 to December 2003. From April 1998 to August 1999, he served as Executive Vice President of the Energy and Utilities Banking Group. Prior to joining Bank One, he worked for 16 years in the banking industry primarily serving the oil and gas sector. He served as director of 3TEC Energy Corporation from 2000 to June 2003.

Stephen W. Herod has served as Executive Vice President—Corporate Development and Assistant Secretary since August 1, 2005. Mr. Herod served as Vice President—Corporate Development from May 25, 2004 until August 1, 2005. Prior to joining us, he was employed by PHAWK, LLC from its formation in June 2003 until May 2004. He served as Executive Vice President—Corporate Development for 3TEC Energy Corporation from December 1999 until its merger with Plains Exploration & Production Company in June 2003 and as Assistant Secretary from May 2001 until June 2003. Mr. Herod served as a director of 3TEC from July 1997 until January 2002. Mr. Herod served as the Treasurer of 3TEC from 1999 until 2001. From July 1997 to December 1999, Mr. Herod was Vice President—Corporate Development of 3TEC. Mr. Herod served as President and a director of Shore Oil Company from April 1992 until the merger of Shore with 3TEC’s predecessor in June 1997. He joined Shore’s predecessor as Controller in February 1991. Mr. Herod was employed by Conquest Exploration Company from 1984 until 1991 in various financial management positions, including Operations Accounting Manager. From 1981 to 1984, Superior Oil Company employed Mr. Herod as a financial analyst.

David S. Elkouri has served as Executive Vice President—General Counsel and Secretary of Petrohawk since August 1, 2007. Mr. Elkouri also serves as our Chief Ethics Officer and our Insider Trading Compliance Officer. Mr. Elkouri served as lead outside counsel for Petrohawk from 2004 through July 2007 and has been actively involved with the Company’s growth since that time. Prior to that time he served as lead outside counsel for 3TEC Energy Corporation from its inception in 1999 until it was acquired in 2003 and for Hugoton Energy Corporation from its inception in 1994 until it was acquired in 1998. Mr. Elkouri is a co-founder of Hinkle Elkouri Law Firm L.L.C. where he currently retains an Of Counsel position. Mr. Elkouri’s practice has focused on tax, corporate and securities law with an emphasis on the oil and gas industry. Mr. Elkouri is a graduate of the University of Kansas School of Law where he served as a Research Editor of the Kansas Law Review.

H. Weldon Holcombe joined Petrohawk on July 12, 2006, effective upon the merger of KCS Energy, Inc. with and into the Company and has served as Executive Vice President—Mid-Continent Region since March 1, 2007. After the merger of KCS and Petrohawk, Mr. Holcombe became responsible for all of the merged company’s operations in the Mid-Continent Region including our interests in the Elm Grove and Terryville fields among others throughout the Mid-Continent Region. With our acquisition of Fayetteville Shale acreage in Arkansas and Haynesville Shale acreage in North Louisiana and East Texas, Mr. Holcombe became responsible for the growth and development of these key assets. Prior to the merger of KCS and Petrohawk, Mr. Holcombe served as Senior Vice President of KCS responsible for operations and engineering. Prior to joining KCS in 1996, he spent many years with Exxon in project and management positions associated with sour gas treatment, drilling, completions and reservoir management. Mr. Holcombe holds a degree in engineering from Auburn University.

Charles W. Latch has served as Senior Vice President—Western Region since November 2007. From July 2006 through October 2007, Mr. Latch served as our Vice President of Operations. From 2004 until joining Petrohawk in July 2006, Mr. Latch was employed by KCS Resources, serving as Vice President of Operations since November 2004. Mr. Latch was Senior Vice President of Technical Services with El Paso Production Company from November 2002 until joining KCS Resources.

Tina S. Obut has served as Senior Vice President—Corporate Reserves since May 15, 2008. Ms. Obut served as Vice President—Corporate Reserves from March 2007 to May 15, 2008. Ms. Obut initially joined the Company in April 2006 as Manager of Corporate Reserves. Prior to joining us, Ms. Obut was employed by El Paso Production Company as Manager of Reservoir Engineering Evaluations from July 2004 until April 2006. From 2001 to 2004, Ms. Obut was Planning and Asset Manager at Mission Resources. From 1992 to 2001, Ms. Obut was a Vice President with Ryder Scott Company, and from 1989 to 1992, she worked as a reservoir engineer with Chevron. Ms. Obut is a Registered Petroleum Engineer.

C. Byron Charboneau has served as Vice President—Chief Accounting Officer and Controller since March 2008. From August 2007 through February 2008, Mr. Charboneau served as the Financial Controller and from January 2005 through July 2007, Mr. Charboneau served as our Director of Compliance and Accounting Research. From 1999 until joining Petrohawk in January 2005, Mr. Charboneau was employed in the audit practice of PricewaterhouseCoopers, most recently as an audit manager with the Energy, Utilities and Mining Industry group. Mr. Charboneau is a Certified Public Accountant in New York.

Joan W. Dunlap has served as Vice President—Investor Relations since July 2007. From August 2004 until 2006, Ms. Dunlap served as our Assistant Treasurer. Prior to joining Petrohawk, she was employed as an investment banking associate with JPMorgan Chase, accredited with Series 7 and Series 63 licenses, and as a financial analyst and research assistant for the Federal Reserve Bank. Ms. Dunlap holds a bachelor’s degree in economics from Tulane University and an M.B.A. from Rice University.

Charles E. Cusack III has served as Vice President—Exploration since May 2008. Mr. Cusack currently serves as the Haynesville Shale Project Manager and has most recently served as Petrohawk’s Exploration Manager for the Gulf Coast Division. Mr. Cusack was instrumental in the growth of the region from our initial investment in 2004, to its sale in 2007. Mr. Cusack has over 25 years of exploration and exploitation experience having worked in various positions for 3TEC Energy, Cockrell Oil, Amerada Hess, Tenneco Oil, and Gulf Oil. He holds an engineering degree from Texas A&M University.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following sets forth beneficial ownership of our common stock by each director, including each nominee for reelection at the annual meeting, each executive officer named in the Summary Compensation Table for 2009 set forth under “Executive Compensation—2009 Compensation Program—Summary Compensation Table,” and all directors and executive officers of the Company as a group, based upon information known to us as of March 25, 2010. The “Percent of Class” columns below represent for each person or group the percentage of outstanding shares of our common stock plus shares issuable upon exercise of all options, stock-settled stock appreciation rights, warrants and similar derivative securities that are currently exercisable or that may become exercisable within 60 days of March 25, 2010 by such person or group, assuming the stock options, stock-settled stock appreciation rights, warrants and similar derivative securities owned by all other stockholders are not exercised. As of March 25, 2010, there were 302,142,732 shares of our common stock outstanding, and an additional 8,348,417 option shares, stock-settled appreciation rights, warrants and similar derivative securities were exercisable within the 60 days. Unless otherwise indicated, the named person below has the sole voting and dispositive powers with respect to the shares of our common stock set forth opposite such person’s name. The total number also includes, where applicable, restricted shares of common stock granted to each non-employee director under Petrohawk’s 2004 Non-Employee Director Incentive Plan and the 2005 KCS Plan and restricted shares of common stock granted to each officer under the 2004 Petrohawk Plan. Information is provided for reporting purposes only and should not be construed as an admission of actual beneficial ownership.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Directors
Floyd C. Wilson	3,822,853	(1)	1.27%
James W. Christmas	2,598,651	(2)	*
Tucker S. Bridwell	261,888	(3)	*
Thomas R. Fuller	45,282		*
James L. Irish III	136,884	(4)	*
Gary A. Merriman	80,320	(5)	*
Robert G. Raynolds	984,107	(6)	*
Stephen P. Smiley	0		*
Robert C. Stone, Jr.	136,600	(7)	*
Christopher A. Viggiano	117,510	(8)	*

*	The percentage of shares beneficially owned by this director does not exceed one percent of the shares of our common stock outstanding.
(1)

Includes options, warrants and/or similar derivative securities to purchase 481,332 shares of Petrohawk common stock which are currently exercisable, and none will become additionally exercisable on or before May 24, 2010. Includes 150,000 stock appreciation rights. Includes 164,334 shares of unvested restricted common stock of Petrohawk over which Mr. Wilson has sole power to vote but disposition rights are currently restricted. Includes 200,000 shares of Petrohawk common stock held by his grantor retained annuity trust over which Mr. Wilson has sole voting and sole dispositive power.

(2)

Mr. Christmas has sole voting and dispositive power over 2,047,241 shares of Petrohawk common stock. Includes 59,400 shares held in trust for Mr. Christmas’ children, over which he has no voting or dispositive power and as to which Mr. Christmas disclaims any beneficial ownership. Includes options, warrants and/or similar derivative securities to purchase 492,010 shares of Petrohawk common stock which are currently exercisable, and none will become additionally exercisable on or before May 24, 2010.

(3)

Includes (a) 92,209 shares of Petrohawk common stock of which Mr. Bridwell is the owner of record or are held in “street name” on his behalf, and over which he has sole voting and sole dispositive power; and (b) 169,679 shares of Petrohawk common stock over which Mr. Bridwell has sole voting and sole dispositive power due to his position as President of the Dian Graves Owen Foundation. With respect to the shares and shares underlying warrants described in clause (b) of the preceding sentence, Mr. Bridwell has shared voting and shared dispositive power with Mrs. Dian Graves Stai.

(4)

Mr. Irish has sole voting and dispositive power over 95,344 shares of Petrohawk common stock. Mr. Irish has shared voting and dispositive power over 41,500 shares of Petrohawk common stock, which includes 13,000 shares owned by The James L. Irish III Trust, of which Mr. Irish is a trustee and beneficiary, and the following number of shares owned by family trusts of which Mr. Irish is a co-trustee, but not a beneficiary, and for which Mr. Irish shares voting and dispositive powers with co-trustees: (a) The Jonathan Michael Irish Trust (3,500 shares), (b) The Kathleen Ann Irish Trust (12,500 shares), and (c) the Nancy Lynn Irish Trust (12,500 shares).

(5)

Includes options and/or similar derivative securities to purchase 21,335 shares of Petrohawk common stock which are currently exercisable, and none will become additionally exercisable on or before May 24, 2010. Includes 7,500 shares held in an IRA over which Mr. Merriman has sole voting and sole dispositive power.

(6)

Includes the following: (a) 17,617 shares held in trust established for the benefit of Mr. Raynolds’ children as to which Mr. Raynolds disclaims any beneficial ownership; (b) 797,352 shares held by a family trust for which Mr. Raynolds is a co-trustee and holds a remainder interest in such trust and has shared voting and dispositive power; and (c) 3,478 shares held by a SEP IRA over which Mr. Raynolds has sole voting and sole dispositive power. Also includes options and/or similar derivative securities to purchase 30,815 shares of Petrohawk common stock which are currently exercisable, and none will become additionally exercisable on or before May 24, 2010.

(7)

Includes options and/or similar derivative securities to purchase 75,000 shares of Petrohawk common stock which are currently exercisable, and none will become additionally exercisable on or before May 24, 2010. Includes 2,500 shares held in an IRA over which Mr. Stone has sole voting and sole dispositive power.

(8)

Includes options and/or similar derivative securities to purchase 30,815 shares of Petrohawk common stock which are currently exercisable, and none will become additionally exercisable on or before May 24, 2010. Includes 5,100 shares held by his immediate family for which Mr. Viggiano has no voting or dispositive power.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Named Executive Officers (other than Mr. Wilson)
Mark J. Mize	206,645	(9)	*
Richard K. Stoneburner	620,263	(10)	*
Larry L. Helm	674,763	(11)	*
Stephen W. Herod	714,841	(12)	*
David S. Elkouri	280,110	(13)	*
All Executive Officers and Directors as a group (21 persons)	11,895,625	(14)	3.94%

*	The percentage of shares beneficially owned by this executive officer does not exceed one percent of the shares of our common stock outstanding.
(9)

Includes options, warrants and/or similar derivative securities to purchase 72,666 shares of Petrohawk common stock which are currently exercisable, and none will become additionally exercisable on or before May 24, 2010. Includes 30,000 stock appreciation rights. Includes 57,701 shares of unvested restricted common stock of Petrohawk over which Mr. Mize has sole power to vote but disposition rights are currently restricted.

(10)

Includes options, warrants and/or similar derivative securities to purchase 249,333 shares of Petrohawk common stock which are currently exercisable, and none will become additionally exercisable on or before May 24, 2010. Includes 60,000 stock appreciation rights. Includes 105,167 shares of unvested restricted common stock of Petrohawk over which Mr. Stoneburner has sole power to vote but disposition rights are currently restricted.

(11)

Includes options, warrants and/or similar derivative securities to purchase 273,000 shares of Petrohawk common stock which are currently exercisable, and none will become additionally exercisable on or before May 24, 2010. Includes 60,000 stock appreciation rights. Includes 63,700 shares of unvested restricted common stock of Petrohawk over which Mr. Helm has sole power to vote but disposition rights are currently restricted.

(12)

Includes options, warrants and/or similar derivative securities to purchase 230,833 shares of Petrohawk common stock which are currently exercisable, and none will become additionally exercisable on or before May 24, 2010. Includes 60,000 stock appreciation rights. Includes 69,934 shares of unvested restricted common stock of Petrohawk over which Mr. Herod has sole power to vote but disposition rights are currently restricted.

(13)

Includes options, warrants and/or similar derivative securities to purchase 48,333 shares of Petrohawk common stock which are currently exercisable, and none will become additionally exercisable on or before May 24, 2010. Includes 72,368 shares of unvested restricted common stock of Petrohawk over which Mr. Elkouri has sole power to vote but disposition rights are currently restricted. Includes (a) 1,000 shares held by a family trust for which Mr. Elkouri is the sole trustee and holds a remainder interest in such trust and has shared voting and dispositive power; (b) 11,950 shares held by a DSE IRA over which Mr. Elkouri has sole voting and sole dispositive power and (c) 1,500 shares held by a Spousal IRA over which Mr. Elkouri has shared voting and shared dispositive power.

(14)

With regard to our executive officers who are not named executive officers, includes an aggregate of (i) options and/or similar derivative securities to purchase 513,458 shares of Petrohawk common stock which are currently exercisable, and none will become additionally exercisable on or before May 24, 2010, (ii) 110,000 stock appreciation rights, and (iii) 1,214,908 shares of unvested restricted common stock of Petrohawk over which such officers have sole power to vote but disposition rights are currently restricted.

EXECUTIVE COMPENSATION

The following discussion of executive compensation contains descriptions of various employment-related agreements and employee benefit plans. These descriptions are qualified in their entirety by reference to the full text of the referenced agreements and plans, which have been filed by us as exhibits to our reports on Forms 10-K, 10-Q and 8-K filed with the SEC.

Compensation Discussion and Analysis

Introduction

The following discussion provides an overview of the compensation committee of our board of directors, the background and objectives of our compensation programs for our senior management, and the material elements of the compensation of each of our executive officers identified in the following table, whom we refer to as our named executive officers:

Name	Title
Floyd C. Wilson	Chairman of the Board and Chief Executive Officer (our principal executive officer)

Mark J. Mize	Executive Vice President—Chief Financial Officer and Treasurer (our principal financial officer)

Richard K. Stoneburner	President and Chief Operating Officer

Larry L. Helm	Executive Vice President—Finance and Administration

Stephen W. Herod	Executive Vice President—Corporate Development and Assistant Secretary

David S. Elkouri	Executive Vice President—General Counsel and Secretary

Overview of the Compensation Committee

The compensation committee of the board of directors is comprised entirely of independent directors in accordance with the rules of the New York Stock Exchange governing listed companies. The current members of our compensation committee are Gary A. Merriman (Chairman), Christopher A. Viggiano, and Thomas R. Fuller.

The primary duties and responsibilities of the compensation committee are to establish and implement our compensation policies and programs for senior management, including the named executive officers. The compensation committee has the authority under its charter to engage the services of outside advisors, experts and others to assist it. A copy of our compensation committee charter is available on our website at www.petrohawk.com under the section “About—Corporate Governance.” The compensation committee also periodically reviews and assesses the adequacy of its charter and recommends any proposed changes to our board of directors for approval.

The compensation committee works with our Executive Vice President—Finance and Administration to establish an agenda for each meeting of the compensation committee and, with the assistance of outside advisors, to prepare meeting materials. Our Chief Executive Officer, Executive Vice President—Finance and Administration and outside advisors may be invited to attend all or a portion of a compensation committee meeting depending on the nature of the matters to be discussed. Only members of the compensation committee vote on items before the compensation committee; however, the compensation committee and board of directors often solicit the views of the Chief Executive Officer on compensation matters, including as they relate to the compensation of the other members of senior management.

Objectives of Our Compensation Program

Our success depends on the continued contributions of our senior management and other key employees. Our compensation program is intended to attract, motivate and retain experienced and qualified personnel by providing compensation that is competitive in relation to our peers while fostering an atmosphere of teamwork, recognizing overall business results and individual merit, and that supports the attainment of our strategic objectives by tying the interests of senior management and key employees to those of our stockholders through the use of equity-based compensation.

Design of Our Compensation Program

Our compensation program for senior management, including the named executive officers, is designed to:

•	provide compensation that is competitive with our compensation peer group;

•	balance short-term and long-term goals through the use of annual cash incentives and grants of long-term equity incentives; and

•	deliver a mix of fixed and at-risk compensation that is directly related to stockholder value and our overall performance.

Each element of compensation is reviewed and considered with the other elements of compensation to ensure that it is consistent with the goals and objectives of both that particular element of compensation and our overall compensation program and that individually and collectively our compensation practices do not encourage inappropriate, unnecessary or excessive risk taking. In determining senior management compensation, including the compensation of the named executive officers, we considered the following factors:

•	our operating and financial performance compared with targeted goals;

•	our size, growth and performance relative to companies in our compensation peer group;

•	each individual’s contributions to our overall results; and

•	the external challenges to our ability to attract and retain strong management.

The committee retains an independent compensation consultant, Longnecker & Associates, to assist us in evaluating the competitiveness of our executive compensation programs and in assessing whether our compensation practices are achieving our goals. As part of that engagement, for 2010 we also asked

Longnecker & Associates to review our annual compensation processes and recommend improvements; review our proposed compensation decisions and advise as us to the fairness of our determinations to us and our executives; and review this compensation discussion and analysis and suggest improvements to it.

In connection with our annual compensation processes in February 2007, 2008 and 2009, we also engaged Longnecker & Associates to generate a report that included a compilation of compensation data based upon our compensation peer group, broad industry-specific compensation survey data for other companies that participate in energy and general industry surveys, as well as particularized data for industry participants to the extent Longnecker & Associates determined that such additional data would prove useful in our compensation process. In connection with our annual compensation process in February 2010 (including the determination of bonuses for 2009 performance paid in 2010), we asked our Executive Vice President—Finance and Administration to compile recent compensation data for comparable executives within our current compensation peer group, set forth below, recent fiscal year-end performance data for our compensation peer group, and to provide compensation data drawn from compensation survey data maintained by Effective Compensation Inc. (“ECI”) relating to executives within our compensation peer group and a broad survey of compensation for executives of 119 exploration and production companies. We refer to the compensation and performance data that we compile internally, that is drawn from ECI and that was prepared by our compensation consultant for prior years collectively as the “Survey Data”. We use the Survey Data to assess the competitiveness of our compensation programs with our compensation peer group and their effectiveness in achieving our goals. Longnecker & Associates reports directly to the committee and may work with management when preparing materials for the committee. Neither Longnecker & Associates nor ECI provides any other services for us.

In developing our compensation structure, we review the compensation and benefit practices, as well as levels of pay, of a compensation peer group of companies selected by the compensation committee from domestic oil and natural gas exploration and development companies. We periodically review, evaluate and update our compensation peer group to provide ongoing comparability for compensation purposes. Adjustments to our compensation peer group are made from time to time on account of business combinations or sales of peer group companies, as well as when necessary, in the opinion of our compensation committee, to better reflect the companies that compete with us for management talent and share common characteristics with our business, assets, drilling budget and size. However, because we compete for management talent with other companies in the industry who are engaged in the exploration, development and production of oil and natural gas, both onshore and offshore, we also compare our pay practices to a broad industry group based upon the Survey Data. For the compensation structure developed for 2009, the compensation peer group consisted of the following eleven companies:

•	Berry Petroleum Company

•	Cabot Oil & Gas Corporation

•	Carrizo Oil & Gas, Inc.

•	Cimarex Energy Corporation

•	Comstock Resources, Inc.

•	Denbury Resources Inc.

•	EXCO Resources, Inc.

•	Forest Oil Corporation

•	Mariner Energy Inc.

•	Plains Exploration & Production Company

•	St. Mary Land & Exploration Company

In conjunction with our consideration of cash bonuses to be paid in 2010 based upon 2009 performance, as well as in establishing 2010 base salary and equity awards, we revised our compensation peer group from the prior year group to focus more on companies with significant exposure to natural gas in resource style plays and that are comparable in size to us. Accordingly, for 2010, we added Chesapeake Energy Corporation, Range Resources Corporation, Newfield Exploration Co., Sandridge Energy, Inc. and Southwestern Energy Company to our compensation peer group and removed Berry Petroleum, Carrizo Oil and Gas, Inc., Denbury Resources, Inc. and Mariner Energy Inc. The changes to our compensation peer group were approved by our compensation committee and our board of directors. Accounting for these changes, our compensation peer group for 2010 consists of the following twelve companies:

•	Cabot Oil & Gas Corporation

•	Chesapeake Energy Corporation

•	Cimarex Energy Corporation

•	Comstock Resources, Inc.

•	EXCO Resources, Inc.

•	Forest Oil Corporation

•	Newfield Exploration Co.

•	Plains Exploration & Production Company

•	Range Resources Corporation

•	Sandridge Energy, Inc.

•	Southwestern Energy Company

•	St. Mary Land & Exploration Company

During the past several years we have targeted compensation for our management at approximately the 75th percentile (top quartile) of our compensation peer group. We have established compensation at this level because we believe it is necessary for us to attract and retain talented management capable of executing our rapid growth business plan and managing our business in a competitive environment. In establishing total compensation for our management, our compensation committee assesses the performance of our management relative to our peer group and in light of compensation practices among the broader industry group against whom we compete for management talent.

The operating and financial performance factors that we utilize in our compensation program and the goals that we established relative to those factors are discussed in detail below under the heading “Annual Cash Incentives”. As discussed below, in establishing bonuses for 2009 (paid in 2010) our emphasis is on our company’s performance across various operating metrics and taking into consideration our management’s performance in implementing our strategic objectives in light of internal and external challenges encountered during the year. Our compensation committee views the successful implementation of our goals as a “team” effort and does not establish individualized performance targets or goals. However, our compensation committee does recognize that each member of management will contribute to our overall results and the achievement of our goals to varying degrees, and it takes these relative contributions into account in establishing annual cash incentives, also as discussed below.

2009 Compensation Program

Elements of Compensation

The principal elements of our executive compensation program are base salary, annual cash incentives, long-term equity incentives in the form of stock options, stock appreciation rights and restricted stock grants as well as post-termination severance (under certain circumstances), and other benefits and perquisites, consisting of life and health insurance benefits, a qualified 401(k) savings plan, the reimbursement of automobile expenses for our Chief Executive Officer and the reimbursement of certain club dues for our Chief Executive Officer and Chief Financial Officer. From time to time, the compensation committee may utilize a different mix of compensation depending upon the compensation committee’s current view of the most efficacious method to provide incentives under current market conditions, taking into account the practices of our peer group, as reflected in the Survey Data. In the interest of promoting an atmosphere of teamwork, we tend to compensate executives at similar levels of responsibility consistently, both with respect to the magnitude and mix of total compensation.

Base Salary

We review base salaries for our Chief Executive Officer and other executives annually to determine if a change is appropriate. In reviewing base salaries, we consider several factors, including a comparison to base salaries paid for comparable positions in the Survey Data, with particular emphasis on our compensation peer group, the relationship among base salaries paid within our company and individual experience and contributions. Our intent is to fix base salaries at levels that we believe are consistent with our program design objectives, including the ability to attract, motivate and retain individuals in a competitive environment. During 2009, we increased the base salaries of the named executive officers based upon our analysis of the foregoing factors.

Base salaries for our named executive officers in 2009 were as follows:

Name	2009 Base Salary
Floyd C. Wilson	$965,000
Mark J. Mize	$350,000
Richard K. Stoneburner	$450,000
Larry L. Helm	$375,000
Stephen W. Herod	$350,000
David S. Elkouri	$375,000

Subsequent to 2009, and effective March 1, 2010, we increased the base salaries of the named executive officers based upon our annual analysis of competitive market practice. Information regarding the incremental increase for 2010 in the base salary of each of the named executive officers is set forth below under the heading “—Compensation Adjustments and Long-term Incentive Awards Subsequent to Fiscal Year End.”

Annual Cash Incentives

Annual cash incentives for each year are determined during the February following the end of the year, when our results for the preceding year become available. Annual cash incentive compensation is intended to focus and reward individuals on measures identified as having a positive impact on our annual business results. As a general matter, we review the following performance factors in determining annual cash incentives:

•	increases in annual production rates;

•	growth in proved reserves and resource potential;

•	finding and development costs;

•	cash flow from operations per share;

•	lease operating expenses per mcfe of production;

•	general and administrative expenses per mcfe of production; and

•	qualitative factors considered significant by the compensation committee.

With respect to some of these factors, our compensation committee establishes targets in advance, generally in February of each year. For certain other factors, the compensation committee does not establish targets but takes performance relative to prior year results into account in establishing compensation. For 2009, our compensation committee established targets for production (between 490 million cubic feet of natural gas equivalents per day (Mmcfe/d) to 500 Mmcfe/d); lease operating expense (between $0.36 – $0.44 per mcfe); and general and administrative expenses, excluding stock-based compensation expense (between $0.40 – $0.50 per mcfe). As noted above, the compensation committee also typically considers other factors, including changes in finding and development costs, proved reserves (taking into account acquisitions and divestitures), operating costs and other measures that are indicative of managements’ performance as compared to our past performance and the performance of other companies within our peer group. We do not assign in advance any specific weight to any of the performance factors that we take into account in making compensation determinations. The achievement of any specific performance target is not a condition to any cash incentive awards and does not limit the discretion exercised by our compensation committee in making such awards.

We establish bonus targets and performance targets for senior management for a variety of reasons, including to assist in communicating corporate objectives and expectations and to motivate management. However, our compensation program is not formulaic or inflexible. We retain the discretion to alter performance factors and targets and, in assessing performance of the company or an individual, such other factors as we may consider relevant in establishing compensation. Accordingly, compensation, including annual cash compensation, may vary greatly from year to year and from executive to executive as a consequence of corporate performance and individual contribution relative to the factors listed above and other factors that we may consider important, which may carry varying weight over time depending on the circumstances.

In February 2009, taking into account the compensation practices of our compensation peer group, as reflected in the Survey Data, our compensation committee established an annual cash incentive target for senior executives of 100% of base salary, with the understanding that such amount might be earned if the targets for performance factors established by the compensation committee in advance were met and company performance relative to the other performance factors was deemed satisfactory, in our discretion.

In considering 2009 compensation, including annual cash incentives, our compensation committee considered that during mid-2007, we announced a fundamental change in our business strategy that involved a shift in focus towards unconventional resource-style natural gas plays that we believed would better position us for long-term production and reserve growth. As part of our execution of this strategy, we sold our Gulf Coast properties in November 2007 for approximately $800 million. At the time, our Gulf Coast properties represented a significant percentage of our then current production, proved reserves and potential future drilling locations, and the disposition of these properties and our investment in largely undeveloped, non-producing properties resulted in the additional challenge of successfully managing our near-term cash flow requirements. The proceeds from the sale of our Gulf Coast properties as well as capital we raised by accessing the debt and equity markets during 2008 were deployed to accumulate our largely undeveloped acreage position in several shale plays, including in the Haynesville, Eagle Ford, and Fayetteville shales, and to support our capital spending, including a substantial drilling budget allocated to these properties. These actions were successfully implemented against the backdrop of a recession in the United States, significant declines in the stock exchanges and, during the latter part of 2008, disruptions in the credit markets and dramatically declining commodity prices. During 2009, our management continued to implement our overall strategy by expanding our core resource-style acreage position, overseeing a successful drilling program that substantially expanded our production and proved reserves and managing our liquidity position in a difficult environment, including through the disposition of our Permian Basin properties, negotiating an amended revolving credit facility and raising debt and equity in the capital markets.

For 2009, we reported production of 502 Mmcfe/d, compared to 305 Mmcfe/d for 2008, representing a 65% year over year increase based upon actual production and above the target range established by our compensation committee; lease operating expense of $0.43 per mcfe, which was $0.04 below 2008 and within the target range;

and general and administrative expenses of $0.54 per mcfe, which was lower than the prior year but above the target range due, in part, to legal settlements that were not contemplated at the time the target was established. We also reported proved reserves 94% higher than year-end 2008 on an actual basis. Among the other performance factors for which no targets were established, cash operating costs per mcfe were lower and finding and development costs were lower than in the prior year. The qualitative factors relating to the execution of our strategic plan noted above and these quantitative factors influenced the annual cash compensation paid to the named executive officers for 2009.

In light of the foregoing achievements, and taking into account the Survey Data regarding the cash incentives paid to senior management by our compensation peer group to assess the competitiveness of our compensation, senior executives were awarded cash bonuses generally equal to last year’s bonus or two times their base salary (twice the target established in advance), whichever was less, with Mr. Herod receiving an amount in excess of that multiple based upon the compensation committee’s assessment of his contributions to the sale of our Permian Basin properties and in our acquisition of additional leasehold acreage in our core areas.

The annual cash incentives awarded to the named executive officers for fiscal year 2009 performance are included in the Summary Compensation Table for 2009. The table reflects awards for 2009 performance that were paid during March 2010.

Long-term Incentives

Long-term incentives comprise a significant portion of a senior executive’s compensation package. Long-term incentives are consistent with our objective of providing an “at-risk” component of compensation. Our business strategy embraces the consolidation trend in our industry and providing long-term incentive award opportunities for senior executives and key employees both align their interests with those of our stockholders and help to offset the negative implications that such a strategy may have on our ability to attract and retain talented management and key employees.

In 2009 and 2010, the compensation committee awarded grants of restricted stock and stock options to senior executives, each of which is discussed in more detail below. For the past several years, our compensation committee has awarded an approximately equal amount in value of long-term incentive awards comprised of restricted stock and stock options (or stock settled stock appreciation rights) because of the differing risk and reward characteristics of these awards and taking into account the compensation practices of our peer group, as reflected in the Survey Data. From time to time, the compensation committee may utilize a different mix of stock options, restricted stock and stock appreciation rights, each of which is permitted under our equity incentive plans, discussed in more detail below, depending upon the compensation committee’s current view of the most efficacious method to provide incentives under current market conditions and taking into account the practices of our peer group as reflected in the Survey Data. The compensation committee approves the total stock options, restricted stock and stock appreciation rights that will be made available to all employees as well as the size of individual grants for each member of senior management.

All grants are made in accordance with our Equity-Based Incentive Grant Policy, which sets forth the timing of awards and the procedures for making awards and, in the case of stock options and stock appreciation rights, for determining the exercise price or grant value, respectively, of the award. The amounts granted vary each year and are based on management’s performance, our analysis of compensation peer group data, the Survey Data and management’s total compensation package. Previous awards and grants, whether vested or unvested, may be considered by the compensation committee in establishing the current year’s awards and grant, but has generally not been a significant influence in our current compensation practices.

The long-term incentive information related to the named executive officers during fiscal year 2009 is included in this proxy statement in the Summary Compensation Table for 2009. Additional information on long-term incentive awards for 2009 is shown in the Grants of Plan-Based Awards Table and the Outstanding Equity

Awards at December 31, 2009 Table. Information regarding long-term equity incentives granted to the named executive officers subsequent to fiscal 2009 is set forth below under the heading “—Compensation Adjustments and Long-Term Incentive Awards Subsequent to Fiscal Year End.”

2004 Employee Incentive Plan

On June 3, 2004, our compensation committee and our board of directors approved the Petrohawk Energy Corporation 2004 Employee Incentive Plan, as amended, referred to as the 2004 Petrohawk Plan in this proxy statement. On July 15, 2004, the 2004 Petrohawk Plan was approved by our stockholders. Increases to the number of shares available under the 2004 Petrohawk Plan were subsequently approved by our stockholders in November 2004, July 2005, July 2006, July 2007 and June 2009. Subject to certain adjustments that may be required from time to time to prevent dilution or enlargement of the rights of participants under the 2004 Petrohawk Plan, currently a maximum of 17.85 million shares of common stock may be issued under the 2004 Petrohawk Plan, including shares already issued and shares subject to outstanding stock option and stock appreciation rights previously issued under the plan. Out of the total number of shares available under the 2004 Petrohawk Plan, a maximum of 8.18 million shares may be issued under awards of incentive stock, restricted stock and stock appreciation rights, including shares already issued and shares subject to outstanding awards.

The 2004 Petrohawk Plan facilitates the issuance of future long-term incentive awards as part of our comprehensive compensation structure and is administered by a committee of non-employee directors of our board of directors, currently our compensation committee. For the year ended December 31, 2009, substantially all of our employees received awards under the 2004 Petrohawk Plan.

The 2004 Petrohawk Plan permits the granting of awards in the form of options to purchase our common stock, shares of restricted stock, shares of incentive stock (stock issued without restrictions) and stock appreciation rights. Recipients are not permitted to receive in any one year options or stock appreciation rights to purchase or receive in excess of 200,000 shares or grants of restricted or incentive stock in excess of 100,000 shares. As of December 31, 2009, no incentive stock had been issued, a total of 1,128,487 shares of common stock had been issued as restricted stock, 4,527,698 shares were reserved for the exercise of outstanding stock options and 659,938 shares were reserved for the exercise of outstanding stock appreciation rights. As of December 31, 2009, 8,632,025 shares of our common stock remained available for issuance pursuant to the 2004 Petrohawk Plan, not including shares subject to outstanding awards.

The 2004 Petrohawk Plan will expire on June 2, 2014. No grants will be made under the 2004 Petrohawk Plan after that date, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the 2004 Petrohawk Plan. Our board of directors may, in its discretion, terminate the 2004 Petrohawk Plan at any time. The termination of the 2004 Petrohawk Plan would not affect the rights of participants or their successors under any awards outstanding and not exercised in full on the date of termination. The board may at any time and from time to time amend the 2004 Petrohawk Plan in whole or in part. Any amendment that must be approved by our stockholders in order to comply with the terms of the 2004 Petrohawk Plan, applicable law or the rules of the principal securities exchange, association or quotation system on which our common stock is then traded or quoted will not be effective unless and until such approval has been obtained. The board is not permitted, without the further approval of the stockholders, to make any alteration or amendment that would materially increase the benefits accruing to participants under the 2004 Petrohawk Plan, increase the aggregate number of shares that may be issued pursuant to the provisions of the 2004 Petrohawk Plan, change the class of individuals eligible to receive awards under the 2004 Petrohawk Plan or extend the term of the 2004 Petrohawk Plan.

1999 Incentive and Non-Statutory Stock Option Plan

On August 20, 1999, our board of directors approved the Petrohawk Energy Corporation 1999 Incentive and Non-Statutory Stock Option Plan (the “1999 Plan”). On September 11, 2000, the 1999 Plan was approved by our stockholders. An amendment to the 1999 Plan to increase the number of shares available under the 1999 Plan was subsequently approved by our stockholders on June 20, 2003. As a consequence of the adoption of the 2004 Petrohawk Plan, we no longer grant awards under the 1999 Plan. As of December 31, 2009, a total of 80,000 shares of common stock were issuable upon the exercise of outstanding stock options under the 1999 Plan.

Incentive Plans Assumed in Connection with Acquisitions

In July 2006, as part of our merger with KCS, we assumed the KCS Energy, Inc. 2001 Employees and Directors Stock Plan (the “2001 KCS Plan”) and the 2005 KCS Plan (together with the 2001 KCS Plan, the “KCS Plans”). As of July 18, 2007, no new awards are permitted under the 2005 KCS Plan.

The KCS Plans are administered by our compensation committee. The 2005 KCS Plan permitted grants of awards of options to purchase common stock, shares of restricted stock, shares of incentive stock (stock issued without restrictions), and stock appreciation rights. On March 2, 2007, 172,850 shares of restricted stock and 397,400 shares of stock appreciation rights were granted under the 2005 KCS Plan to persons that were former employees of KCS and continued to be employed by us. As of December 31, 2009, 37,337 shares of restricted stock and stock options and appreciation rights covering 1,032,542 shares of our common stock were outstanding under the KCS Plans. All awards outstanding under the 2001 KCS Plan will expire on or before March 30, 2011. All awards outstanding under the 2005 KCS Plan will expire on or before March 2, 2017.

In July 2005, as part of our merger with Mission Resources Corporation, we also assumed the Mission Resources Corporation 2004 Incentive Plan (the “Mission Plan”). We do not issue new awards under the Mission Plan. As of December 31, 2009, there were options for the purchase of a total of 69,915 shares of our common stock outstanding under the Mission Plan. All awards outstanding under the Mission Plan will expire on or before April 12, 2015.

Stock Options

An important objective of the long-term incentive program is to strengthen the relationship between the long-term value of our stock price and the potential financial gain for employees. Stock options provide senior management and key employees with the opportunity to purchase our common stock at a price fixed on the grant date regardless of future market price. A stock option becomes valuable only if our common stock price increases above the option exercise price and the holder of the option remains employed during the period required for the option to vest, thus providing an incentive for an option holder to remain employed by us. Stock options link a portion of the option holder’s compensation to stockholders’ interests by providing an incentive to increase the market price of our stock.

Option grants to senior management are generally considered annually, at the same time as grants are considered for the general eligible employee population, in February, after our year-end results become available. Our practice is that the exercise price for each stock option is the market value on the date of grant, which is normally the date that our compensation committee approves the award at a meeting of the compensation committee or, if later, 48 hours after our release of earnings in accordance with our Insider Trading Policy. Our current policy provides for grants to be made or priced only during a trading window, as set forth in our Insider Trading Policy, and within such window only at such time as there is no material non-public information regarding the company. Under our 2004 Petrohawk Plan the option price may not be less than the fair market value (the closing market price) of the shares on the date of grant. With respect to employees who are not executive officers, the compensation committee may delegate its authority to make such grants to our Chief Executive Officer by specifying the grant date, the total number of shares that may be subject to grants and other material terms of the grants. All proposed stock options to new-hire employees are required to be approved by our compensation committee. Alternatively, our compensation committee may authorize in writing, in advance of any fiscal quarter, the number of shares underlying stock options that may be granted to new hire employees for the following fiscal quarter and provide that our chief executive officer may allocate such stock options at his discretion. The grant date in this instance is generally the first day of the month following the date of hire.

Stock options generally vest and become exercisable one-third annually after the original grant date. In certain instances, however, stock options may vest on an accelerated basis, such as in the event an executive’s employment is terminated by us without cause or by the executive with good reason, in the event that the executive terminates his employment within a certain period following a transaction that effects a change in the control of our company, or in the event of the executive’s death or disability while employed by us. Under these circumstances all stock options held by the executive may automatically vest and become exercisable in accordance with the terms outlined in the stock option award agreement or the employment agreement, if applicable. The employment agreements that we entered into with the named executive officers during 2006 and amended in 2007 provide for all stock options held by an executive to automatically vest and become exercisable in the event his employment is terminated by us without cause or by the executive with or without good reason within a two-year period following a change of control of our company.

There is a limited term in which an executive can exercise stock options, known as the “option term.” The option term is generally ten years from the date of grant, which is the maximum term of an option permitted under the 2004 Petrohawk Plan, the Mission Plan and the KCS Plans. At the end of the option term, the right to purchase shares pursuant to any unexercised option expires.

The exercise prices of the stock options granted to the named executive officers during fiscal year 2009 are shown in the Grants of Plan-Based Awards in 2009 Table. Additional information on these grants, including the number of shares subject to each grant, also is shown in the Grants of Plan-Based Awards in 2009 Table.

Restricted Stock Awards

During 2009, we granted restricted stock awards to various officers (including our named executive officers) and key employees under the 2004 Petrohawk Plan. Restricted stock awards are shares of our common stock that are awarded with the restriction that the executive remain with us through certain “vesting” dates. Prior to the restrictions thereon lapsing, the participant may not sell, transfer, pledge, assign or take any similar action with respect to the shares of restricted stock which the participant owns. Despite the restrictions, each participant will have full voting rights and will receive any dividends or other distributions, if any, with respect to the shares of restricted stock which the participant owns. Once the restrictions lapse with respect to shares of restricted stock, the participant owning such shares will hold freely-transferable shares, subject only to any restrictions on transfer contained in our certificate of incorporation, bylaws and insider trading policies, as well as any applicable federal or state securities laws.

The compensation committee does take prior grants into account in the design of future programs and awards. Restricted stock awards to senior management are generally considered annually, in February, after our year-end results become available, and at the same time as grants to the general eligible employee population are considered.

Restricted stock awards provide the opportunity for capital accumulation and more predictable long-term incentive value. The purpose of granting restricted stock awards is to encourage ownership, encourage retention of our senior management and result in business decisions that may drive stock price appreciation. Recognizing that our business is subject to significant fluctuations in commodity prices that may cause the market value of our common stock to fluctuate, we also intended the awards to provide an incentive for senior management to remain with us throughout commodity price and business cycles.

Restricted stock awards generally vest one-third annually after the original award date. As a consequence, the recipients do not become unconditionally entitled to retain any of the shares of restricted stock until one year following the date of grant, subject to certain exceptions related to termination of employment. Any unvested restricted stock awards generally are forfeited if the executive terminates employment with us. In certain instances, however, restricted stock awards may vest on an accelerated basis, such as in the event of the executive’s employment is terminated by us without cause or by the executive with good reason, in the event that the executive terminates his employment within a certain period following a transaction that effects a change in the control of our company, or in the event of the executive’s death or disability while employed by us. Under these circumstances all restricted stock awards held by the executive may automatically vest in accordance with the terms outlined in the restricted stock award agreement or the employment agreement, if applicable. The employment agreements that we entered into with the named executive officers during 2006 and amended in 2007 provide for all restricted stock awards held by an executive to automatically vest in the event his employment is terminated by us without cause or by the executive with or without good reason within a two-year period following a change of control of our company.

The restricted stock grants to the named executive officers during fiscal year 2009 are shown in this proxy statement in the Grants of Plan-Based Awards in 2009 Table.

Stock Appreciation Rights

The 2004 Petrohawk Plan permits awards of stock appreciation rights. A stock appreciation right is very similar to a stock option, in that it represents the right to realize the increase in market price, if any, of a fixed number of shares over the grant value of the right, which is equal to the market price of our common stock on the date of grant. However, whereas to realize the value of a stock option the holder typically pays the exercise price in exchange for shares of stock underlying the option, the value embodied by the stock appreciation right, if any, may be settled in exchange for shares of common stock valued on the date of settlement.

Stock appreciation rights provide incentives for the recipient that are very similar to the incentives provided by stock options, in that the stock appreciation right becomes valuable only if our common stock price increases above the grant value of the right and the holder of the right remains employed during the period required for the right to vest, thus providing an incentive for the holder to remain employed by us. Stock appreciation rights link a portion of the holder’s compensation to stockholders’ interests by providing an incentive to increase the market price of our stock.

Grants of stock appreciation rights to senior management are generally considered annually, at the same time as grants are considered for the general eligible employee population, in February, after our year-end results become available. Our practice is that the grant value for each stock appreciation right is the market value of our common stock on the date of grant, which is normally the date that our compensation committee approves the award at a meeting of the compensation committee or, if later, 48 hours after our release of earnings in accordance with our Insider Trading Policy. Our current policy provides for grants to be made during a trading window, as set forth in our Insider Trading Policy, and within such window only at such time as there is no material non-public information regarding the company. With respect to employees who are not executive officers, the compensation committee may delegate its authority to make such grants to our Chief Executive Officer by specifying the grant date, the total number of shares that may be subject to grants and other material terms of the grants. All proposed grants of stock appreciation rights to new-hire employees are required to be approved by our compensation committee. Alternatively, our compensation committee may authorize in writing, in advance of any fiscal quarter, the number of shares underlying stock appreciation rights that may be granted to new hire employees for the following fiscal quarter and provide that our Chief Executive Officer may allocate such stock options at his discretion. The grant date in this instance is generally the first day of the month following the date of hire.

Stock appreciation rights generally vest one-third annually after the original grant date. In certain instances, however, stock appreciation rights may vest on an accelerated basis, such as in the event an executive’s employment is terminated by us without cause or by the executive with good reason, in the event that the executive terminates his employment within a certain period following a transaction that effects a change in the control of our company, or in the event of the executive’s death or disability while employed by us. Under these circumstances all stock appreciation rights held by the executive may automatically vest in accordance with the terms outlined in the stock appreciation award agreement or the employment agreement, if applicable. The employment agreements that we entered into with the named executive officers during 2006 and amended in

2007 provide for all stock appreciation awards held by an executive to automatically vest in the event his employment is terminated by us without cause or by the executive with or without good reason within a two-year period following a change of control of our company.

There is a limited term in which an executive can exercise a stock appreciation right, known as the “term.” The term is generally ten years from the date of grant, which is the maximum term permitted under the 2004 Petrohawk Plan. At the end of the term, the right to receive the value of the stock appreciation right expires. No stock appreciation rights were granted in 2009.

Retirement Benefits

We do not maintain a defined benefit pension plan or retiree medical program that covers members of senior management. Retirement benefits to our senior management, including the named executive officers, are currently provided principally through a tax-qualified profit sharing and 401(k) plan (our “Savings Plan”), in which eligible salaried employees may participate. Pursuant to the Savings Plan, employees may elect to reduce their current annual compensation up to the lesser of 75% or the statutorily prescribed limit of $16,500 in calendar year 2009 (plus up to an additional $5,500 in the form of “catch-up” contributions for participants age 50 and above), and have the amount of any reduction contributed to the Savings Plan. Our Savings Plan is intended to qualify under sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”), so that contributions by us or our employees to the Savings Plan and income earned on contributions are not taxable to employees until withdrawn from the Savings Plan and so that contributions will be deductible by us when made. We match 100% of the amount an employee contributes to the Savings Plan, subject to a 10% maximum based on the employee’s compensation as defined in the Savings Plan. Executives participate in the Savings Plan on the same basis as other employees.

The Savings Plan provides for 36 different investment options, for which the participant has sole discretion in determining how both the employer and employee contributions are invested. The independent trustee of the Savings Plan then invests the assets of the Savings Plan as directed by participants. The Savings Plan does not provide our employees the option to invest directly in our securities. The Savings Plan offers in-service withdrawals in the form of after-tax account distributions and age 59.5 distributions.

We believe that the Savings Plan supports the objectives of our compensation structure, including the ability to attract and retain senior and experienced mid- to late-career executives for critical positions within our organization.

Outstanding Equity Awards Under All Stock Plans:

The following tables represent outstanding equity awards under all equity plans as of December 31, 2009, including the KCS Plans and the Mission Plan. We do not issue new awards under the KCS Plans or the Mission Plan.

	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights (#)	Weighted- Average Exercise Price of Outstanding Options and Rights	Average Remaining Contractual Life (Years)
Stock Options	5,471,387	$12.52	6.9
Stock Appreciation Rights	898,706	$11.64	7.2

Total:	6,370,093	$12.40	6.9

Number of Securities to be Issued Upon Vesting (#)
Restricted Stock	1,165,824

As of December 31, 2009 a total of 8,632,025 shares were available for future grants under the 2004 Petrohawk Plan and 769,800 shares were available for future grants under the Non-Employee Director Incentive Plan.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

On July 11, 2006, we entered into employment agreements with Messrs. Wilson, Mize, Stoneburner, Helm and Herod. During 2006 we faced increasing competition for management talent at the same time as anticipated changes to our board of directors and the constitution of our compensation committee as a consequence of our pending merger with KCS created greater uncertainty for management. These factors led us to conclude that it was appropriate and in our best interests to enter into employment agreements with each of such named executive officers.

In September 2007, we amended the employment agreements for each of Messrs. Wilson, Mize, Stoneburner, Helm and Herod to clarify payment terms under change of control and employment termination scenarios and to comply with final Section 409A regulations. In August 2007, we entered into an employment agreement with Mr. Elkouri in connection with his employment. The following summarizes the terms of the employment agreements as amended.

Term of Employment Agreements

The initial term of employment of each of our current named executive officers is two years from the effective date of their employment agreements. Each agreement with an executive provides for automatic one-year extensions unless either party provides written notice six months prior to expiration of the initial term or any extension. During 2009, the employment agreement with each named executive officer was automatically renewed.

Compensation and Benefits

The salary payable to each of the named executives during 2009 is the amount set forth under the heading “—2009 Base Salary” in the table above. The salary of each executive is subject to periodic review and may be increased from time to time by the compensation committee. The base salary for each of the named executives during 2010 is set forth in under the heading “—Compensation Adjustments and Long-Term Incentive Awards Subsequent to Fiscal Year End” below. Each executive is eligible to receive bonuses, grants of stock options, restricted stock or other equity awards as determined in the discretion of the compensation committee. Each of the executives is also entitled to reimbursement for reasonable business expenses and to participate in our life, health, and dental insurance programs, and all other employee benefit plans which we may, from time to time, make available. We do not provide tax gross-ups for compensation or benefits, other than under limited circumstances where excise taxes are imposed by Section 4999 or Section 409A of the Code.

Our Chief Executive Officer is entitled under his employment agreement to receive a vehicle allowance and reimbursement for admission to, and the dues for, one club membership. Our Chief Financial Officer is entitled under his employment agreement to be reimbursed for admission to, and the dues for, one club membership.

Our use of expense reimbursement and perquisites as an element of compensation is limited and is largely based on historical practices. We do not view these items as a significant element of our compensation structure but do believe that they can be used in conjunction with base salary to attract, motivate and retain individuals in a competitive environment. The compensation committee annually reviews these items provided to determine if they are appropriate and if any adjustments are warranted.

Termination Provisions and Severance Payments

We may terminate each executive’s employment upon disability, and at any time for cause or without cause. Each executive may terminate his employment at any time, and such termination will be deemed to be with

“good reason” if it is based on uncured material breaches of his employment agreement by us, a reduction in the base compensation or target bonus payable to him, a material reduction in the scope of his office and responsibilities, a failure by us to continue any compensation or benefit plan that is material to the executive’s total compensation or the permanent relocation of the executive outside of the metropolitan area of Houston, Texas. If the employment of any of the executives is terminated by death or disability, such executive (or his personal representative in the event of death) is entitled to receive his accrued unpaid base compensation, plus an optional bonus to be determined by the compensation committee, and all stock options and other incentive awards held by the executive will become fully vested and immediately exercisable, and all restrictions on any shares of restricted stock will be removed. If the employment of any of the executives is terminated by us for cause, such executive (or his or her personal representative in the event of death) is entitled to receive his accrued unpaid base compensation.

If the employment of any executive is terminated by us without cause or by such executive with good reason, and such termination is not within two years after a change in control, such executive will be entitled to the accrued portion of unpaid salary, payment of the greater of a prorated amount of the executive’s bonus for the year in which the termination occurs or a bonus for such year as may be determined by our compensation committee or our board in their sole discretion, a severance payment equal to one year’s base salary plus the higher of the current year target bonus or the bonus paid for the preceding year, payment of the premiums for medical and dental insurance for him and his entire family for one year following termination, and the full vesting of all his unvested options and all restrictions removed from his shares of restricted stock. If such executive is terminated by us without cause or such executive terminates his employment with the Company with or without good reason, and such termination is within two years after a change in control, such executive will be entitled to receive the accrued portion of unpaid salary, payment of the greater of a prorated amount of the executive’s bonus for the year in which the termination occurs or a bonus for such year as may be determined by our compensation committee or our board in their sole discretion, a severance payment equal to two times his base salary plus the higher of the current year target bonus or the bonus paid for the year prior to the year in which the change of control occurred, payment of the premiums for medical and dental insurance for him and his entire family for two years following termination, and the full vesting of all his unvested options and all restrictions removed from his shares of restricted stock. If the employment of such executive is terminated by such executive without good reason and not within two years after a change in control, such executive is entitled to receive his accrued unpaid base compensation.

The employment agreements with the named executive officers generally define a change of control to mean any of the following events:

•

any person or group becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 35% of the total voting power of our outstanding voting stock;

•

our merger with or consolidation into another entity and, immediately after giving effect to the merger or consolidation, one or both of the following occurs: (a) less than 50% of the total voting power of the outstanding voting stock of the surviving or resulting entity is then “beneficially owned” in the aggregate by our stockholders immediately prior to such merger or consolidation, or (b) the individuals who were members of our board of directors immediately prior to the execution of the agreement providing for the merger or consolidation do not constitute at least a majority of the members of the board of directors of the surviving or resulting entity;

•	we sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of our assets to a third party in one transaction or a series of related transactions;

•

individuals who constitute our board of directors cease for any reason to constitute at least a majority of our board of directors unless such persons were elected, appointed or nominated by a vote of at least a majority of our incumbent directors; or

•	the complete liquidation or dissolution of our company.

In our view, having the change of control and severance protections helps to maintain the named executive officer’s objectivity in decision-making and provides another vehicle to align the interests of our named executive officer with the interests of our stockholders.

The following table sets forth the estimated amounts that would be payable to each of the named executives upon a termination under the scenarios outlined above, excluding termination for cause or on account of death or disability, assuming that such termination occurred on December 31, 2009 and using the closing price of our common stock at December 31, 2009 for purposes of the calculations as required by the SEC. The dollar amounts set forth under the column heading “Early Vesting of Restricted Stock/Options” correspond to the amounts that would be paid, in addition to accrued and unpaid salary through the date of death or disability, in the event of the death or disability at year-end of each of the executives. There can be no assurance that these scenarios would produce the same or similar results as those disclosed if a termination occurs in the future.

	Severance Payment (1)	Early Vesting of Restricted Stock/Options(2)	Other(3)	Total(4)
Without Cause/For Good Reason
Floyd C. Wilson	$2,965,000	$5,924,295	$19,370	$8,908,665
Mark J. Mize	$1,050,000	$2,175,485	$19,370	$3,224,855
Richard K. Stoneburner	$1,350,000	$3,204,257	$19,370	$4,573,627
Larry L. Helm	$1,075,000	$2,597,525	$14,857	$3,687,382
Stephen W. Herod	$1,250,000	$2,426,533	$19,370	$3,695,903
David S. Elkouri	$1,075,000	$2,060,803	$19,370	$3,155,173

Following Change of Control
Floyd C. Wilson	$5,930,000	$5,924,295	$19,370	$11,873,665
Mark J. Mize	$2,100,000	$2,175,485	$19,370	$4,294,855
Richard K. Stoneburner	$2,700,000	$3,204,257	$19,370	$5,923,627
Larry L. Helm	$2,150,000	$2,597,525	$14,857	$4,762,382
Stephen W. Herod	$2,500,000	$2,426,533	$19,370	$4,945,903
David S. Elkouri	$2,150,000	$2,060,803	$19,370	$4,230,173

(1)	Represents total annual compensation (2009 salary plus 2009 bonus) multiplied, in the event of a change of control, by 2.
(2)

As reflected above, the value of unvested restricted stock, stock options and stock appreciation rights that would vest under each of these termination scenarios is based on our common stock price at December 31, 2009. Amounts do not include the dollar value of restricted stock or stock options that vested prior to December 31, 2009.

(3)	Includes an estimate of health insurance benefits to be provided under each of the scenarios based on actual amounts paid out in 2009.
(4)	Excludes gross-up payments, if any, to cover excise taxes imposed under Code Section 4999 or Section 409A.

Board Representation

Mr. Wilson’s employment agreement provides that he will be nominated as a member of our board of directors, and that we will use our best efforts to cause him to be elected, appointed, or re-elected or re-appointed, as a director.

Indemnification Agreements

We have entered into an indemnification agreement with each of our independent, non-management directors and senior executives. These agreements provide for us to, among other things, indemnify such persons against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses incurred as a result of a proceeding as to which they may be indemnified and to cover such person under any directors’ and officers’ liability insurance policy we choose, in our discretion, to maintain. These indemnification agreements are intended to provide indemnification rights to the fullest extent permitted under applicable indemnification rights statutes in the State of Delaware and are in addition to any other rights such person may have under our certificate of incorporation, bylaws and applicable law. We believe these indemnification agreements enhance our ability to attract and retain knowledgeable and experienced executives and independent, non-management directors.

Tax Deductibility

Section 162(m) of the Code limits the deductibility of compensation in excess of $1 million paid to our Chief Executive Officer and our four other highest-paid executive officers unless the compensation is performance-based as determined by applying certain specific and detailed criteria. We believe that it is often desirable and in our best interests to deduct compensation payable to our executive officers. However, we also believe that there are circumstances where our interests are best served by maintaining flexibility in the way compensation is provided, even if it might result in the non-deductibility of certain compensation under the Code. In this regard, we consider the anticipated tax treatment to our company and our executive officers in the review and establishment of compensation programs and payments; however, we may from time to time pay compensation to our executives that may not be deductible, including discretionary bonuses or other types of compensation outside of our plans.

Although equity awards may be deductible for tax purposes by us, the accounting rules pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Options (the successor to FASB Statement No. 123 (revised 2004) (“ASC Topic 718”) require that the portion of the tax benefit in excess of the financial compensation cost be recorded to paid-in-capital.

Summary Compensation Table

The table below sets forth information regarding compensation for our named executive officers for the periods indicated:

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards (2)	Option/ SAR Awards (2)	All Other Compensation		Total
Floyd C. Wilson	2009	$965,000	$2,000,000	$1,066,100	$1,317,200	$58,832	(3)(4)(5)	$5,407,132
Chairman of the Board	2008	$660,000	$2,000,000	$958,240	$751,180	$32,540	(3)(4)(5)	$4,401,960
and Chief Executive Officer	2007	$600,000	$1,000,000	$873,000	$537,000	$29,598	(3)(5)	$3,039,598
Mark J. Mize	2009	$350,000	$700,000	$426,440	$519,760	$46,337	(3)(6)	$2,042,537
Executive Vice President—	2008	$300,000	$600,000	$343,520	$264,500	$21,112	(3)(6)	$1,529,132
Chief Financial Officer	2007	$260,000	$325,000	$397,950	$107,400	$15,500	(3)	$1,105,850
and Treasurer
Richard K. Stoneburner	2009	$450,000	$900,000	$839,940	$619,440	$44,907	(3)	$2,854,287
President and	2008	$350,000	$1,000,000	$470,080	$359,720	$20,500	(3)	$2,200,300
Chief Operating Officer	2007	$300,000	$400,000	$597,750	$214,800	$20,500	(3)	$1,533,050
Larry L. Helm	2009	$375,000	$700,000	$426,440	$519,760	$40,394	(3)	$2,061,594
Executive Vice President—	2008	$350,000	$700,000	$488,160	$386,170	$20,500	(3)	$1,944,830
Finance and Administration	2007	$325,000	$400,000	$498,100	$214,800	$20,500	(3)	$1,458,400
Stephen W. Herod	2009	$350,000	$900,000	$426,440	$519,760	$44,776	(3)	$2,240,976
Executive Vice President—	2008	$325,000	$650,000	$415,840	$333,270	$15,500	(3)	$1,739,610
Corporate Development and	2007	$275,000	$522,500	$349,200	$214,800	$15,500	(3)	$1,377,000
Assistant Secretary
David S. Elkouri	2009	$375,000	$700,000	$426,440	$519,760	$44,907	(3)	$2,066,107
Executive Vice President—
General Counsel and Secretary

(1)	Comprised of annual cash incentive bonus paid subsequent to year end for prior year performance.
(2)

Represents the grant date fair value of awards granted during the indicated year, as determined in accordance with ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Please see the discussion of the assumptions made in the valuation of these awards in “Note 9—Stockholder’s Equity” to the audited consolidated financial statements included in the annual report accompanying this proxy statement. See the “Grants of Plan-Based Awards Table” for information on awards made in 2009. Generally, the full grant date fair value is the amount that we would expense in our financial statements over the award’s vesting schedule. These amounts reflect our accounting expense, and do not correspond to the actual value that will be recognized by the named executive officers.

(3)	Includes the matching contribution that we make on account of employee contributions under our tax-qualified profit sharing and 401(k) plan. Also includes benefit plan contributions for 2009.
(4)	Includes $3,602 and $1,168 relating to club dues paid by the company in 2008 and 2009, respectively.
(5)	Includes $9,098, $8,438 and $12,758 relating to use of company automobile in 2007, 2008 and 2009, respectively.
(6)	Includes $5,612 and $7,061 relating to club dues paid by the company in 2008 and 2009, respectively.

Grants of Plan-Based Awards in 2009

The table below sets forth information regarding grants of plan-based awards made to our named executive officers during 2009.

	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards			Type of Award (#) (2)	Exercise or Base Price of Option Awards ($/Sh) (3)	Grant Date Fair Value of Stock and Option Awards ($) (4)
Name		Threshold (#) (1)	Target (#)	Maximum (#) (1)
Floyd C. Wilson	3/2/2009	—	185,000	—	Options	$15.23	$1,317,200
	3/2/2009	—	70,000	—	Restricted Stock	—	$1,066,100
Mark J. Mize	3/2/2009	—	73,000	—	Options	$15.23	$519,760
	3/2/2009	—	28,000	—	Restricted Stock	—	$426,440
Richard K. Stoneburner	3/2/2009	—	87,000	—	Options	$15.23	$619,440
	3/2/2009	—	33,000	—	Restricted Stock	—	$502,590
	9/8/2009	—	15,000	—	Restricted Stock	—	$337,350
Larry L. Helm	3/2/2009	—	73,000	—	Options	$15.23	$519,760
	3/2/2009	—	28,000	—	Restricted Stock	—	$426,440
Stephen W. Herod	3/2/2009	—	73,000	—	Options	$15.23	$519,760
	3/2/2009	—	28,000	—	Restricted Stock	—	$426,440
David S. Elkouri	3/2/2009	—	73,000	—	Options	$15.23	$519,760
	3/2/2009	—	28,000	—	Restricted Stock	—	$426,440

(1)

Awards granted under our 2004 Petrohawk Plan provide only for a single estimated payout. Under our 2004 Petrohawk Plan there are no minimum amounts payable for a certain level of performance and there are no maximum payouts possible above the target. Thus, there are no thresholds or maximums (or equivalent items) applicable to these awards.

(2)

Represents shares of restricted stock or stock options issued under our 2004 Petrohawk Plan. The shares of restricted stock and stock options vest in three equal installments on each anniversary of the date of grant, beginning on the first anniversary of the date of grant, in each case provided that the recipient has been continuously employed at such date.

(3)	The exercise price of each award is equal to the closing market price of our common stock on the date of grant.
(4)

Represents the full grant date fair value determined in accordance with ASC Topic 718. Please see the discussion of the assumptions made in the valuation of these awards in “Note 9—Stockholders’ Equity” to the audited consolidated financial statements included in the annual report accompanying this proxy statement. Generally, the full grant date fair value is the amount that we would expense in our financial statements over the award’s vesting schedule. These amounts reflect our accounting expense, and do not correspond to the actual value that will be recognized by the named executive officers.

Outstanding Equity Awards at December 31, 2009

The following table summarizes the number of securities underlying outstanding plan awards for each named executive officer as of December 31, 2009.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable(1)(2) (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Floyd C. Wilson	150,000		—	$7.50	07/12/2014	130,334	$3,126,713	—	$—
	175,000			$8.51	01/26/2015
	100,000	50,000		$11.64	03/02/2017
	47,333	94,667		$18.08	02/28/2018
		185,000		$15.23	03/02/2019
Mark J. Mize	15,000		—	$10.23	08/11/2016	50,667	$1,215,501	—	$—
	20,000	10,000		$11.64	03/02/2017
	16,666	33,334		$18.08	02/28/2018
		73,000		$15.23	03/02/2019
Richard K. Stoneburner	75,000		—	$7.50	07/12/2014	80,334	$1,927,213	—	$—
	100,000			$8.51	01/26/2015
	40,000	20,000		$11.64	03/02/2017
	22,666	45,334		$18.08	02/28/2018
		87,000		$15.23	03/02/2019
Larry L. Helm	75,000		—	$7.50	07/12/2014	59,334	$1,423,423	—	$—
	125,000			$8.51	01/26/2015
	40,000	20,000		$11.64	03/02/2017
	24,333	48,667		$18.08	02/28/2018
		73,000		$15.23	03/02/2019
Stephen W. Herod	75,000		—	$7.50	07/12/2014	53,334	$1,279,483	—	$—
	100,000			$8.51	01/26/2015
	40,000	20,000		$11.64	03/02/2017
	21,000	42,000		$18.08	02/28/2018
		73,000		$15.23	03/02/2019
David S. Elkouri	12,000	24,000	—	$18.08	02/28/2018	53,334	$1,279,483	—	$—
		73,000		$15.23	03/02/2019

(1)	Represents unvested stock options and unvested stock-settled stock appreciation rights.
(2)

Awards held by executives vest in three equal installments on each anniversary of the date of grant, beginning on the first anniversary of the date of grant, provided that the recipient has been continuously employed at such date.

(3)

Calculated based upon the closing market price of our common stock as of December 31, 2009, the last trading day of our 2009 fiscal year ($23.99) multiplied by the number of unvested awards at year end.

Compensation Adjustments and Long-Term Incentive Awards Subsequent to Fiscal Year End

Subsequent to December 31, 2009, as part of the analysis of executive compensation that is undertaken annually by our compensation committee, we approved increases in the base salaries of each of our named executive officers and granted awards to each executive officer of long-term equity incentives under our 2004 Petrohawk Plan. These incentives were in the form of grants of restricted stock and non-qualified stock options. The restricted stock grants and non-qualified stock options vest in three equal annual increments beginning on the first anniversary of the grant date. The incremental increase in salary and the number of shares covered by the equity awards for each named executive officer are set forth in the table below. The exercise price per share for each stock option reflected in the following table is $21.18, which was the closing market price of our common stock on the date of grant, February 24, 2010.

Name	Salary Increase	2010 Base Salary	Number of Shares Underlying Stock Options (#)	Restricted Stock Award (#)
Floyd C. Wilson	$35,000	$1,000,000	200,000	100,000
Mark J. Mize	$40,000	$390,000	67,200	32,700
Richard K. Stoneburner	$50,000	$500,000	111,900	54,500
Larry L. Helm	$15,000	$390,000	67,200	32,700
Stephen W. Herod	$40,000	$390,000	89,600	43,600
David S. Elkouri	$15,000	$390,000	67,200	32,700

Option Exercises and Stock Vested

The following table summarizes option exercises and the vesting of restricted stock for our named executive officers in 2009.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise		Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting
Floyd C. Wilson	—	—		53,933	$1,012,432	(2)
Mark J. Mize	35,000	580,550	(3)	23,000	$442,312	(4)
Richard K. Stoneburner	—	—		32,000	$580,109	(5)
Larry L. Helm	—	—		30,667	$551,919	(6)
Stephen W. Herod	—	—		26,000	$448,289	(7)
David S. Elkouri	—	—		21,000	$478,422	(8)

(1)	Represents vesting of various restricted stock grants made to each individual during years 2006, 2007 and 2008.
(2)	Represents the market-close prices of $19.86, $17.02 and $15.23 of our common stock on the dates of vesting of 16,667, 17,666 and 25,000 shares, respectively.
(3)	Based on per-share exercise prices of $8.54 and $8.51 on options underlying 15,000 shares and 20,000 shares, respectively, and the market-close price of $25.11 on the date of exercise of such options.
(4)	Represents the market-close prices of $19.86, $17.02, $15.23, $24.28 and $22.60 of our common stock on the dates of vesting of 5,000, 6,333, 5,000, 5,000 and 1,667 shares, respectively.
(5)	Represents the market-close prices of $19.86, $17.02, $15.23 and $22.96 of our common stock on the dates of vesting of 8,334, 8,666, 10,000 and 5,000 shares, respectively.
(6)	Represents the market-close prices of $19.86, $17.02, $15.23 and $24.28 of our common stock on the dates of vesting of 8,334, 9,000, 10,000 and 3,333 shares, respectively.
(7)	Represents the market-close prices of $19.86, $17.02 and $15.23 of our common stock on the dates of vesting of 8,334, 7,666 and 10,000 shares, respectively.
(8)	Represents the market-close prices of $17.02 and $24.28 of our common stock on the dates of vesting of 4,333 and 16,667 shares, respectively.

Equity Compensation Plan Information

The following table sets forth certain information as of December 31, 2009 with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance. The numbers of shares of stock issuable upon exercise of options and the per share option exercise prices, and the number of securities remaining available for future issuance under equity compensation plans used in the following table reflect an adjustment for the one-for-two reverse stock split effective May 26, 2004.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights(a) (#)		Weighted- Average Exercise Price of Outstanding Options and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (#)
Equity compensation plans approved by security holders(1)	7,535,917	(2)	$12.40	9,401,825
Equity compensation plans not approved by security holders	—		$—	—

Total	7,535,917	(2)	$12.40	9,401,825

(1)

Represents information for the 2004 Petrohawk Plan, 2004 Non-Employee Director Incentive Plan, 1,069,879 shares covered by the 2001 KCS and 2005 KCS Plans which we assumed in our merger with KCS, and 69,915 shares under plans that we assumed in our merger with Mission Resources Corporation. We do not issue new grants under these assumed plans.

(2)	Includes 1,165,824 shares of unvested restricted stock.

DIRECTOR COMPENSATION

2009 Director Compensation

The table below sets forth certain information concerning the compensation earned in 2009 by our non-employee directors for service on our board of directors during 2009.

Name	Fees Earned or Paid in Cash		Stock Awards(1)	Option Awards	All Other Compensation	Total(2)
James W. Christmas	$71,729		$279,087	$—	$—	$350,816
Tucker S. Bridwell	$72,500	(3)	$186,058	$—	$—	$258,558
Robert G. Raynolds	$71,042	(3)	$186,058	$—	$—	$257,100
James L. Irish III	$88,333		$215,555	$—	$—	$303,888
Christopher A. Viggiano	$80,417		$186,058	$—	$—	$266,475
Thomas R. Fuller	$87,917		$186,058	$—	$—	$273,975
Gary A. Merriman	$86,458		$186,058	$—	$—	$272,516
Robert C. Stone, Jr.	$87,917		$186,058	$—	$—	$273,975

(1)

Represents the grant date fair value of awards granted during the indicated year, as determined in accordance with ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Please see the discussion of the assumptions made in the valuation of these awards in “Note 9—Stockholder’s Equity” to the audited consolidated financial statements included in the annual report accompanying this proxy statement. Generally, the full grant date fair value is the amount that we would expense in our financial statements over the award’s vesting schedule. These amounts reflect our accounting expense, and do not correspond to the actual value that will be recognized by our directors.

(2)	Represents the numerical sum of the dollar amounts reflected in each other column for each director.
(3)

Prior to each calendar quarter, in lieu of cash fees for the quarter, directors may elect to receive shares of common stock having a value equal to the amount of such fees, calculated on the basis of the closing price of shares of our common stock on the NYSE on the last day of such quarter. Messrs. Bridwell and Raynolds elected to receive substantially all of their board fees in shares of common stock. The total number of shares received by Messrs. Bridwell and Raynolds in 2009 in lieu of fees was 3,205 shares and 3,144 shares, respectively.

The aggregate number of restricted stock awards subject to vesting and option awards made to each of our directors for service as a director during 2009 was as follows:

Award	Christmas	Raynolds	Viggiano	Merriman	Bridwell	Irish	Stone Jr.	Fuller
Stock Awards	12,300	11,344	8,200	8,200	11,405	9,500	8,200	8,200
Option Awards	—	—	—	—	—	—	—	—

Discussion of Director Compensation Table

Employee directors receive no additional compensation for service on our board of directors or any committee of the board of directors. All directors receive actual expense reimbursements associated with attending board and committee meetings. Our non-employee directors each receive $75,000 in cash per year (payable on a quarterly basis in the amount of $18,750). The chairman of our audit committee receives an additional $30,000 per year (payable on a quarterly basis in the amount of $7,500), and each member of our audit committee (other than the chairman) receives an additional $10,000 per year (payable on a quarterly basis in the amount of $2,500). Additional annual compensation for each committee chairperson and committee member for all of the committees of our board of directors is set forth below:

Board Committee	Committee Chairperson Additional Compensation	Committee Member (excluding Chairperson) Additional Compensation
Audit	$30,000	$10,000
Compensation	$20,000	$10,000
Nominating and Corporate Governance	$10,000	$7,500
Reserves	$10,000	$7,500

Fees are paid in four equal quarterly installments and board members may elect to take all or a portion of the cash compensation we pay to them in shares of our common stock, with the number of shares determined by dividing such fees by the trading price per share of our common stock on the last day of each calendar quarter. Any such election must be made prior to the beginning of the quarter for which the compensation is to be paid and is irrevocable for that quarter.

2004 Non-Employee Director Incentive Plan

In July 2004 the Company adopted the 2004 Non-Employee Director Incentive Plan covering 200,000 shares. The plan provides for the grant of both stock options and restricted shares of the Company’s stock. This plan was designed to attract and retain the services of directors. On each of July 12, 2006 and June 18, 2009, the Company and its stockholders approved an amendment to the Company’s 2004 Non-Employee Director Incentive Plan to increase the total number of shares available for issuance thereunder to 1,100,000. The current total number of shares available for issuance under the 2004 Non-Employee Director Incentive Plan is approximately 769,800 shares. At December 31, 2009, all non-employee director grants had been fully vested and 769,800 shares were available for issuance pursuant to future awards that may be granted under the plan.

Under the 2004 Non-Employee Director Incentive Plan, within 60 days after a person becomes a non-employee director, we grant such director the number shares of our restricted common stock the value of which equals $50,000. In addition, effective June 1, 2009, on the date of the Company’s Annual Meeting of Stockholders, we grant to each director the number shares of our restricted common stock the value of which equals $185,000, and we grant to the Vice Chairman an additional number of shares of our restricted common stock the value of which equals $92,500 and we grant to the Lead Director an additional number of shares of our restricted common stock the value of which equals $30,000. For the purposes of determining the value of the shares of restricted stock to be issued, the closing price of the Company’s common stock as reported on the date of grant is used, and in calculating the number of shares of restricted stock to be issued, the number of shares is rounded up to the nearest 100 shares.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Merriman, Viggiano and Fuller served on the compensation committee of our board of directors throughout 2009. No member of the compensation committee served as one of our officers or employees or of any of our subsidiaries during that year. In addition, during 2009, none of our executive officers served as a director or as a member of the compensation committee of a company which employs any of our directors.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management as required by Item 402(b) of Regulation S-K. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

MEMBERS OF THE COMMITTEE:

Gary A. Merriman (Chairman)

Christopher A. Viggiano

Thomas R. Fuller

(The foregoing Compensation Committee Report does not constitute soliciting material and should not be deemed to be filed or incorporated by reference into any other filing of Petrohawk under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Petrohawk specifically incorporates the Report by reference therein.)

ACCOUNTANTS AND AUDIT COMMITTEE

Audit Committee Report

Dear Stockholder:

The Audit Committee has reviewed and discussed with management of Petrohawk and Deloitte & Touche LLP (“Deloitte”), the firm serving as the independent registered public accountants of Petrohawk, the audited financial statements of Petrohawk as of, and for the fiscal year ended, December 31, 2009 (the “Audited Financial Statements”). In addition, we have discussed with Deloitte the matters required to be discussed by the statement on Auditing Standard No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee also has received the written disclosures and the letter from Deloitte required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and the Committee has discussed with that firm its independence from Petrohawk. Upon such review, the Audit Committee has concluded that the independent registered public accountants are independent from Petrohawk and its management. We have also discussed with management of Petrohawk and Deloitte such other matters and received such assurances from them as we deemed appropriate.

Management is responsible for Petrohawk’s internal controls and the financial reporting process. Deloitte is responsible for performing an independent audit of Petrohawk’s financial statements and of its internal control over financial reporting in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

Based on the foregoing monitoring and oversight process, discussions with management and a review of the report of Deloitte with respect to the Audited Financial Statements, and relying thereon, the Committee has recommended to the Board the inclusion of the Audited Financial Statements in Petrohawk’s Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC.

The Audit Committee has considered the requirements of the Sarbanes-Oxley Act of 2002 with respect to the responsibilities of audit committees of public companies. The Audit Committee and the Board of Petrohawk are committed to compliance with all provisions of that statute and related regulations. Actions will be taken by the Audit Committee and the Board as statutory and regulatory provisions become effective for Petrohawk and for audit committees and independent registered public accountants generally.

MEMBERS OF THE COMMITTEE:

James L. Irish III (Chairman)

James W. Christmas

Robert C. Stone, Jr.

Tucker S. Bridwell

Christopher A. Viggiano

(The foregoing Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of Petrohawk under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Petrohawk specifically incorporates the Report by reference therein.)

Independent Registered Public Accounting Firm

Deloitte is the independent registered public accounting firm selected by our audit committee as the independent registered public accountants for the fiscal year ended December 31, 2009. Our audit committee has also appointed Deloitte as the independent registered public accountants for the fiscal year ended December 31, 2010, and is proposing ratification of such appointment to our stockholders.

Attendance at the Annual Meeting by Deloitte Representative

A representative of Deloitte is expected to be present at the annual meeting of the stockholders. Deloitte will have the opportunity to make a statement if it desires to do so, and the Deloitte representative is expected to be available to respond to appropriate questions.

Fees

The following table presents fees billed for professional audit services rendered by Deloitte, our principal accounting firm, for the audit of our annual financial statements for the years ended December 31, 2009 and December 31, 2008, and fees for other services rendered by Deloitte during those periods. Except as set forth below, we paid all such fees.

	2009	2008
Audit Fees	$1,518,509	$2,524,906
Audit-Related Fees	350,734	291,168
Tax Fees	110,422	—
All Other Fees	—	—

Total	$1,979,665	$2,816,074

As used above, the following terms have the meanings set forth below:

Audit Fees. The fees for professional services rendered by Deloitte for the audit of our annual financial statements, for the review of the financial statements included in our quarterly reports on Form 10-Q and for services that are normally provided by the accountants in connection with statutory and regulatory filings or engagements and private placements, including but not limited to registration statements on Forms S-3, S-4 and S-8, for the years ended December 31, 2009 and December 31, 2008.

Audit-Related Fees. The fees for assurance and related services by Deloitte that are reasonably related to the performance of the audit or review of our financial statements and are not otherwise reported under “Audit Fees”. We engaged Deloitte for the following professional services that would be considered audit-related services for the year ended December 31, 2009: services relating to the audit of our 401(k) plan for the fiscal year 2008; and services related to the audits prepared specifically for a subsidiary. We engaged Deloitte for the following professional services that would be considered audit-related services for the year ended December 31, 2008: services relating to the audit of our 401(k) plan for the fiscal year 2007; and services related to the audits prepared specifically for a subsidiary.

Tax Fees. The fees for professional services rendered by Deloitte for tax compliance, tax advice, and tax planning. We did not engage Deloitte for any professional services for tax compliance, tax advice or tax planning for the year ended December 31, 2008.

All Other Fees. The fees for products and services provided by Deloitte, other than for the services reported under the headings “Audit Fees,” “Audit-Related Fees” and “Tax Fees,” for the period in question. We did not engage Deloitte for any additional professional services other than as disclosed above for the years ended December 31, 2009 and December 31, 2008.

Audit Committee Pre-Approval Policy

All audit fees, audit-related fees and tax fees as described above for the years ended December 31, 2009 and December 31, 2008, as applicable, were pre-approved by our audit committee, which concluded that the provision of such services by Deloitte was compatible with the maintenance of Deloitte’s independence in the conduct of its auditing functions. Our audit committee’s pre-approval policy provides that pre-approval of all such services must be approved separately by the audit committee. The audit committee has not delegated any such pre-approval authority to anyone outside the audit committee. Each member of the audit committee has the authority to pre-approve non-audit services up to $50,000 to be performed by our independent registered public accountants.

PROPOSALS FOR CONSIDERATION AT THE ANNUAL MEETING OF STOCKHOLDERS

PROPOSAL 1—ELECTION OF DIRECTORS

Our bylaws specify that we shall not have less than one nor more than eleven directors, and each director holds office until the annual stockholders’ meeting at which such director’s class is up for re-election and until the director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. As of the date of this proxy statement, our board of directors consists of ten directors, nine of whom have been determined to be independent directors as set forth in the corporate governance rules of the NYSE codified in Section 303A of the NYSE Listed Company Manual. Our certificate of incorporation provides that our board of directors is classified into three classes: Class I, Class II and Class III, each class being elected for a three-year term of office. As discussed more fully under “Our Board of Directors and Its Committees” in this proxy statement above, four of our current directors – Messrs. Fuller, Raynolds, Smiley and Viggiano – have been nominated for reelection at the 2010 annual meeting of our stockholders because of the expiration of the term of their class, Class III, on our classified board of directors.

If any nominee should for any reason become unable to serve prior to the date of the annual meeting, the shares represented by all valid proxies will be voted for the election of such other person as the board may designate as a replacement following recommendation by the nominating and corporate governance committee, or the board may reduce the number of directors to eliminate the vacancy.

Additional information regarding Messrs. Fuller, Raynolds, Smiley and Viggiano and all of our other directors can be found under the “Our Board of Directors and Its Committees” section, the “Security Ownership of Directors and Executive Officers” section, and the “Director Compensation” section of this proxy statement.

Votes Required

Directors are elected by a plurality vote of the shares present in person or represented by proxy at the annual meeting, meaning that the director nominee with the most affirmative votes for a particular slot is elected for that slot. Any shares not voted (whether by withholding the vote, broker non-vote or otherwise) have no impact in the election of directors, except to the extent the failure to vote for an individual results in another candidate receiving a larger number of votes. If you sign your proxy card but do not give instructions with respect to the voting of directors, your shares will be voted for Messrs. Fuller, Raynolds, Smiley and Viggiano. However, if you hold your shares in street name and do not instruct your broker how to vote in the election of directors, your shares will constitute a broker non-vote and will not be voted for any of the nominees. See the section of this proxy statement entitled “General Information—Voting and Revocation of Proxies.”

The board of directors unanimously proposes and recommends that you vote “FOR” each of the nominees for the board of directors.

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The audit committee has appointed Deloitte & Touche LLP as the independent registered public accounting firm to serve as our independent registered public accountants in respect of the fiscal year ending December 31, 2010. The audit committee recommends that our stockholders ratify this appointment.

During 2009, Deloitte & Touche LLP audited our annual consolidated financial statements and those of our subsidiaries, reviewed financial information in filings with the SEC and other regulatory agencies, audited our internal control over financial reporting for the fiscal year ended December 31, 2009 and provided various other services.

The affirmative vote of the majority of the shares present in person or represented by proxy at the annual meeting and voting on the proposal shall constitute ratification of the selection of Deloitte & Touche LLP. If our stockholders do not ratify the appointment of Deloitte & Touche LLP, the appointment of an independent registered public accounting firm to serve as the independent registered public accountants for the fiscal year ending December 31, 2010 will be reconsidered by the audit committee.

Representatives of Deloitte & Touche LLP are expected to be present at the meeting and will have an opportunity to address the meeting and respond to appropriate questions.

The board of directors unanimously proposes and recommends that you vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ending December 31, 2010.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR OUR 2011 ANNUAL MEETING OF STOCKHOLDERS

Stockholder proposals intended to be presented under Rule 14a-8 under the 1934 Act for inclusion in our proxy statement and accompanying proxy for our 2011 annual meeting of stockholders, including nomination of an individual for election as a director at the 2011 annual meeting of stockholders, must be received at our principal executive offices in Houston, Texas, on or before December 17, 2010, and must meet all the requirements of Rule 14a-8. If a stockholder intends to present a proposal at our 2011 annual meeting but has not sought the inclusion of such proposal in our proxy materials, we must receive the proposal on or before March 21, 2011, or our management proxies for the 2011 annual meeting will be entitled to use their discretionary voting authority if the proposal is then raised at the meeting, without any discussion of the matter in our proxy materials, in accordance with Rule 14a-4(c) under the 1934 Act. For a description of some of the requirements for suggesting an individual for consideration by the nominating and corporate governance committee for election as a director, see “Our Board of Directors and Its Committees—Board of Directors; Corporate Governance Matters—Stockholder Nomination Process.”

Proposals and other notices should be sent to:

David S. Elkouri, Executive Vice President—General Counsel and Secretary

1000 Louisiana, Suite 5600

Houston, Texas 77002

The use of certified mail, return receipt requested, is suggested.

OTHER MATTERS

The board knows of no other proposals that may properly be presented for consideration at the annual meeting but, if other matters do properly come before the annual meeting, and provided you fill out the enclosed proxy card and return it, thereby consenting to be represented at the annual meeting by proxy, the persons named in the proxy will vote your shares according to their best judgment.

By Order of the Board of Directors

of Petrohawk Energy Corporation

PETROHAWK ENERGY CORPORATION

1000 Louisiana, Suite 5600

Houston, Texas 77002

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2010

PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM

and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.

The undersigned hereby appoints Floyd C. Wilson and Mark J. Mize and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares which the undersigned may be entitled to vote at the annual meeting of stockholders of Petrohawk Energy Corporation on May 20, 2010 and any adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, with respect to the matters referred to on this proxy. A majority of the proxies or substitutes present at the meeting may exercise all power granted hereby.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

PETROHAWK ENERGY CORPORATION

May 20, 2010

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

¯  Please detach along perforated line and mail in the envelope provided.  ¯

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2010. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors.					FOR	AGAINST	ABSTAIN
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES: O Thomas R. Fuller O Robert G. Raynolds O Stephen P. Smiley O Christopher A. Viggiano		2. Ratification of the Appointment of Deloitte & Touche LLP as our Independent Registered Public Accountants for 2010.	☐	☐	☐
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

This Proxy when properly executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of nominees in Proposal 1; FOR the ratification of the appointment of our independent registered public accountants in Proposal 2; and the proxies are authorized, in accordance with their judgment, to vote upon such other matters as may properly come before the meeting and any postponements or adjournments thereof.

PLEASE MARK, SIGN, DATE, DETACH AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

PETROHAWK ENERGY CORPORATION

May 20, 2010

PROXY VOTING INSTRUCTIONS

INTERNET—Access www.voteproxy.com and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.	COMPANY NUMBER

TELEPHONE—Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.	ACCOUNT NUMBER

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL—Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON—You may vote your shares in person by attending the Annual Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at www.petrohawk.com.

¯  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  ¯

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2010. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors.					FOR	AGAINST	ABSTAIN
		NOMINEES:		2. Ratification of the Appointment of Deloitte & Touche LLP as our Independent Registered Public Accountants for 2010.	☐	☐	☐
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	O Thomas R. Fuller O Robert G. Raynolds O Stephen P. Smiley O Christopher A. Viggiano
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

This Proxy when properly executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of nominees in Proposal 1; FOR the ratification of the appointment of our independent registered public accountants in Proposal 2; and the proxies are authorized, in accordance with their judgment, to vote upon such other matters as may properly come before the meeting and any postponements or adjournments thereof.

PLEASE MARK, SIGN, DATE, DETACH AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.